UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No.               )

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NABORS INDUSTRIES LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NABORS
NABORS

2017

# PROXY STATEMENT

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 6, 2017

NABORS

# BUSINESS STRATEGY

**Our business strategy is to build shareholder value and enhance our competitive position by:**

- Leveraging our existing global infrastructure and operating reputation to capitalize on growth opportunities;
- Achieving superior operational and health, safety and environmental performance;
- Continuing to develop our existing portfolio of value-added services to our customers;
- Enhancing our technology position and advancing drilling technology both on the rig and downhole; and
- Achieving returns above our cost of capital.

# PERFORMANCE HIGHLIGHTS

**During 2016, we accomplished significant business and safety results despite difficult market conditions.**

- Announced the signing of a joint venture agreement with Saudi Arabian Development Company, a wholly-owned subsidiary of Saudi Arabian Oil Company, to form a 50:50 joint venture that is expected to become the largest onshore drilling contractor in Saudi Arabia;
- Achieved a reduction in net debt of over $100 million through strong cash flow generation in our International segment and disciplined cost control with a $104.4 million reduction in sales, general and administrative expenses (inclusive of research & engineering expenses) in 2016 compared to 2015;
- Enhanced our competitive position with the deployment of our new Rigtelligent® modular-code operating system on all new-build rigs and the introduction of advanced rig designs emphasizing automation of the drilling floor, downhole measurement and sensing tools, and seamless integration with rig operations;
- Capitalized on our technological portfolio by augmenting the provision of complementary services to our traditional rig offering and growing our non rig drilling services revenues on a per rig year basis;
- Introduced our new PACE®-M800 rig, designed for optimal well construction with minimal time spent mobilizing between well pads, with each rig receiving a contract prior to completion of construction and achieving 100% utilization by December 31, 2016;
- Introduced our fleet of SmartRig™ drilling systems incorporating MPD-ready® technologies, and upgraded our U.S. rig fleet, while achieving a year-end Lower 48 rig count of 72 rigs (a 106% increase over our trough of 35 working rigs in May 2016), with a 67% increase in total onshore Lower 48 rig count per Baker Hughes;
- Increased market penetration of our Nabors Drilling Solutions offering, including performance drilling tools, wellbore placement technologies and other value-add services, and unveiled our new iRacker® automated pipe handling system; and
- Reduced our total recordable incident rate from 0.82 in 2015 to 0.73 in 2016, moving us another step closer to our ultimate goal of zero injuries.

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

 Tuesday, June 6, 2017, 10 a.m. CT

 Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas 77067

April 27, 2017

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (the “Company”), we cordially invite you to attend the Company’s 2017 annual general meeting of shareholders to be held on June 6, 2017 at 10 a.m. CT (the “meeting”). You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 7, 2017. This year, shareholders will consider:

1.	The election of seven directors for a one-year term (Item 1);

2.	The approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2017, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration (Item 2);

3.	A nonbinding, advisory “Say-on-Pay” vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement (Item 3);

4.	A nonbinding, advisory vote to establish the frequency of submission to shareholders of future “Say-on-Pay” votes (Item 4);

5.	A nonbinding shareholder proposal regarding adopting a proxy access bye-law, if properly presented by the shareholder proponents (Item 5); and

6.	Such other business as may properly come before the meeting.

The Company’s annual audited financial statements for the year ended December 31, 2016, will also be presented at the meeting.

Further information regarding the meeting and the above proposals is set forth in the Proxy Statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders on or about April 27, 2017, rather than a paper copy of the Proxy Statement and the Company’s 2016 Annual Report. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and 2016 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO

Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 6, 2017:

Our Proxy Statement and our 2016 Annual Report are available at:

www.proxyvote.com

Dear Fellow Shareholder:	April 27, 2017

During 2016, the Board of Directors (the “Board”) of Nabors Industries Ltd. (the “Company”) and senior management continued to focus on maximizing long-term shareholder value while delivering on key strategic business objectives during one of the most challenging environments our industry has ever faced. Our response to the prolonged industry downcycle was to focus on positioning our core, pure-play drilling business for future sustainable free cash flow generation. Our most noteworthy achievement in this regard was the announcement of the signing of our joint venture with Saudi Arabia Development Company, a wholly-owned subsidiary of Saudi Arabian Oil Company, in October 2016, further solidifying our long-standing position as a market leader in what is considered to be the most important oil and gas region in the world. We believe this achievement demonstrates our ability to capitalize on strategic opportunities as well as our commitment to creating greater long-term shareholder value. Further, despite the difficult market conditions, our senior management delivered significant business and safety results in 2016:

•	Reduced our total recordable incident rate from 0.82 in 2015 to 0.73 in 2016, moving us closer to our ultimate goal of zero incidents across our entire workforce;

•	Responded to the industry decline with disciplined cost and capital expenditure control, achieving a reduction in net debt of over $100 million in 2016 and a $104.4 million reduction in sales, general and administrative expenses (inclusive of research & engineering expenses);

•	Introduced our fleet of SmartRig™ drilling systems incorporating MPD-ready® technologies, and upgraded our U.S. rig fleet, while achieving a year-end Lower 48 rig count of 72 working rigs (a 106% increase over our trough of 35 working rigs in May 2016), with a 67% increase in total onshore Lower 48 rig count per Baker Hughes; and

•	Increased market penetration of our Nabors Drilling Solutions offering, including performance drilling tools, wellbore placement technologies and other value-add services, and unveiled our new iRacker® automated pipe handling system.

Since the beginning of 2016, we also took important actions to address shareholder feedback on ongoing corporate governance and executive compensation initiatives:

Board Structure and Process

•	Nominated a new director, Ms. Tanya S. Beder, to bring a fresh perspective and greater diversity to the Board, as well as a wealth of relevant experience and expertise. We strongly believe that Ms. Beder will be an excellent addition to the Board.

•	Undertook a continuing education program for directors to further enhance the Board’s knowledge and skills.

•	Extended the 10% reduction in the annual and other cash retainers of our Board members to December 31, 2016.

Executive Compensation

•	Extended the 10% reduction in the annual base salaries of our CEO, CFO and senior management in light of industry conditions until December 31, 2016.

•	Modified our peer group, effective as of January 1, 2016, against which our Compensation Committee evaluates certain components of our executive compensation to better align with changes in our business and industry.

Corporate Responsibility

•	Published our second corporate sustainability report for the year ended December 31, 2015, further demonstrating our commitment to and the importance of enhanced disclosure on environmental, social and governance practices in our corporate culture.

Further, we continued to maintain regular, ongoing constructive dialogue with our shareholders. Following the results of last year’s annual general meeting, we engaged in regular discussions and one-on-one meetings with a number of institutional investors. We also invited all of our shareholders to an Investor Day event in Houston, TX, which I attended, where senior leadership presented to approximately 90 attendees with an in-depth look at our business developments and outlook. This event highlighted our ability to leverage our latest proprietary technologies for future growth opportunities, exhibiting our advancements in fully automated technologies, including the introduction of the iRig® drilling system, our newest state-of-the-art rig, and other technologies which provide for a sustainable differentiation from our competitors. We gained valuable insights on key shareholder priorities from these interactions and also evaluated our strategic objectives, and corporate governance and executive compensation programs based on your valuable feedback.

Lastly, our people remained committed to our core values of safety, excellence, teamwork, accountability and innovation. The Board and senior management believe these values serve as a foundation for our continued success and will enable us to continue delivering higher performance results and maximizing long-term value for all stakeholders into the future. Thank you for your investment in Nabors.

Sincerest regards,

JOHN YEARWOOD

Lead Director

2017Proxy Statement

PROXY SUMMARY

This summary provides highlights of information contained in this Proxy Statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For more complete information regarding the Company’s 2016 performance, please read our 2016 Annual Report. The annual meeting will take place:

Date:	June 6, 2017	Place:	Nabors Corporate Services, Inc.
Time:	10 a.m. CT		515 W. Greens Rd. Houston, Texas 77067

Please vote your shares promptly, as this will save the expense of additional proxy solicitation.
You may submit your vote by Internet, telephone, mail or in person.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.

Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

ITEMS TO BE CONSIDERED & BOARD RECOMMENDATIONS

ITEM		VOTES REQUIRED FOR APPROVAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
Item 1	Elect directors	Plurality of votes cast	FOR	13
Item 2	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2017 and authorize the Board’s Audit Committee to set the independent auditor’s remuneration	Majority of votes present	FOR	26
Item 3	Advisory vote regarding the compensation paid to the named executive officers (“say on pay”)	Nonbinding	FOR	59
Item 4	Advisory vote on the frequency of shareholder “say-on-pay” votes	Nonbinding	FOR	60
Item 5	Shareholder Proposal: Proxy Access Bye-Law	Nonbinding	AGAINST	61

This Proxy Statement and our 2016 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 27, 2017.

2017 Proxy Statement 1

DIRECTOR NOMINEES

Upon the recommendation of the Governance & Nominating Committee, our Board of Directors has nominated the following seven director nominees to be elected at the Annual General Meeting, which comprise six of our current directors and one new nominee. All of the nominees for director are independent under the rules of the NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their background, skills and experience, can be found under “Corporate Governance—Director Nominees”. Mr. Wolf, who has been a director since 2013, determined, at the end of last year’s meeting, not to stand for re-election in the Annual General Meeting.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	PRIMARY OCCUPATION
Tanya S. Beder	61	—	Yes	Chairman and CEO of SBCC Group Inc.
James R. Crane	63	2012	Yes	Chairman and CEO of Crane Capital Group Inc.
John P. Kotts	66	2013	Yes	Private investor and entrepreneur
Michael C. Linn	65	2012	Yes	President and CEO of MCL Ventures, LLC
Anthony G. Petrello	62	1991	No	Chairman of the Board, President and CEO
Dag Skattum	56	2014	Yes	Vice Chairman, Europe, the Middle East and Africa of JP Morgan
John Yearwood	57	2010	Yes	Retired President, CEO and COO of Smith International, Inc.

CORPORATE GOVERNANCE HIGHLIGHTS

We made the following changes to our corporate governance practices effective in 2016, reflecting our ongoing, constructive dialogue with shareholders and commitment to transparency and good corporate governance:

•	Extended the 10% reduction in the annual base salaries of our CEO, CFO and senior management and the annual and other cash retainers for our Board members until December 31, 2016;

•	Modified our peer group, effective January 1, 2016, against which our Compensation Committee evaluates certain components of our CEO and CFO’s compensation;

•	Published our second corporate sustainability report for the year ended December 31, 2015 (the “2015 Corporate Sustainability Report”), demonstrating our commitment to enhanced disclosure on environmental, social and governance practices;

•	Performed a review of the Company’s existing proxy access policy in proactive response to the results of last year’s annual general meeting and ongoing dialogue with certain shareholders; and

•	Continued comprehensive development and succession planning to ensure long-term stability in the Company’s key management positions.

2016 TOTAL SHAREHOLDER RETURN Our total shareholder return (“TSR”) in 2016 outpaced all peers in the 2016 Performance Peer Group, as reflected in the accompanying graph:

Source: Bloomberg.

2	2017 Proxy Statement

COMPENSATION HIGHLIGHTS

The Compensation Committee strongly believes that executive compensation should be set at levels appropriate to attract and retain talented leaders and should be closely aligned to Company performance. Since 2011, we have significantly updated our compensation practices, including better aligning executive compensation with business performance to account for the challenging industry environment and consistent with the Company’s overall compensation philosophy. In particular, over the last three years, we took the following measures:

2014

•     Adopted a policy limiting severance payments to 2.99 times the sum of each of our CEO and CFO’s average base salary and bonus for the 3 years prior to termination.

•     Eliminated the CEO’s automobile allowance and reduced perquisites generally across the Company.

2015

•     Reduced by 10% the annual base salaries of our executive officers, effective January 1, 2015 through June 30, 2016 in response to the decline in industry conditions.

•     Rescheduled the annual grant of restricted share awards to nonemployee directors to occur shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to directors for the current year and not any directors who are retiring or otherwise not continuing in service.

2016	• Extended the salary reduction a further 6 months through December 31, 2016. • Refreshed the composition of our peer group in light of changes in our business and the industry.

In 2016, we continued to adhere to compensation practices that we believe strengthen the link between the compensation of our executive officers and the performance of our business:

What We Do	What We Don’t Do
✓ Independent Compensation Committee – We have oversight by a Compensation Committee comprised of only independent directors	✘ No excessive perquisites without a specific business rationale
✓ Independent Compensation Consultant – Our Compensation Committee engages an independent compensation consultant	✘ No repricing of underwater stock options without shareholder approval
✓ Pay for Performance – Tie a majority of executive compensation to performance with specific, measurable financial and operational objectives	✘ No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements
✓ Time-based Awards – Subject some earned performance-based equity awards to further time-based vesting requirements	✘ No cash severance payments in the event of death, disability or termination for cause

✓   Share Ownership Policy – Require our CEO and CFO to hold shares equal in value to five times and three times base salary, respectively

✓   Capped Severance – Adopted a policy limiting severance payments in our executive agreements to 2.99x the sum of average base salary and bonus for 3 years prior to termination

✓   Annual Say-on-Pay Vote – Conduct annual say-on-pay non-binding advisory votes

✘ No discretionary bonuses except in the case of extraordinary specific developments that materially enhance the value of the Company

2017 Proxy Statement 3

MANAGEMENT SHARE OWNERSHIP

Management share ownership remains an important mechanism in our executive compensation structure for aligning the interests of our executives with those of our other shareholders. Accordingly, we require our executives to maintain equity ownership in the Company based on acquisition-date value. As of the record date, our CEO owns more than 26 times the required equity value of 5x his base salary, and our CFO owns nearly seven times his required ownership of 3x his base salary.

* Excludes common shares for which the executive disclaims beneficial ownership. See “Corporate Governance—Beneficial Ownership of Company Common Shares.”

FOCUS ON SHAREHOLDER VALUE

We are committed to generating shareholder value and delivering results. In 2016, we maintained our quarterly dividend to shareholders of $0.06 per common share in the face of challenging industry conditions, returning $68.0 million to shareholders compared to $69.4 million in 2015.

* Represents dividends declared in corresponding year.

We will continue to identify and consider opportunities to increase returns to our shareholders in the future.

4	2017 Proxy Statement

PROXY STATEMENT

GENERAL

This Proxy Statement and the proxy card are being furnished to all shareholders on or about April 27, 2017, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Nabors Industries Ltd. for the 2017 annual general meeting of shareholders (the “meeting”).

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

MEETING INFORMATION

We will hold the meeting at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Time on Tuesday, June 6, 2017, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

WHO CAN VOTE & RECORD DATE

All shareholders of record at the close of business on April 7, 2017 (the “record date”), are entitled to vote, in person or by proxy, on each matter submitted to a vote of shareholders at the meeting. On the record date, 335,567,404 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes shares held by our subsidiaries, which will be voted consistent with the Board’s recommendation. We have no other class of securities entitled to vote at the meeting.

MEETING ATTENDANCE

Only record or beneficial owners of the Company’s common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF MATERIALS

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our 2016 Annual Report for the year ended December 31, 2016, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure,

2017 Proxy Statement 5

referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that shareholder will likely receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker or send a request to the Corporate Secretary at the Company’s principal executive offices. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

PROXY SOLICITATION

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay the expenses of this solicitation and preparation of proxy materials, which are expected to be approximately $19,500. In addition, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

VOTING INFORMATION

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the meeting, you may direct your vote for the meeting by telephone or via the Internet, which saves the Company money, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instruction. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Withheld votes will be excluded from the vote. Because directors are elected by a plurality of votes, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the notice of meeting appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

6	2017 Proxy Statement

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

VOTING ITEM	VOTE REQUIRED TO ELECT OR APPROVE	TREATMENT OF ABSTENTIONS AND BROKER NONVOTES
Election of Directors

Each director must receive a plurality of the votes cast; however, a nominee, other than Ms. Beder, who does not receive the affirmative vote of a majority of the shares voted in connection with his/her election must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so. In the event Ms. Beder does not receive a majority of shares voted, the Board will consider whether it is in the best interest of the Company to appoint her to the Board to fill the position being vacated by Mr. Wolf.

No effect
Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares
Say-on-Pay	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect
Say-When-on-Pay	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect
Proxy Access Proposal	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

2017 Proxy Statement 7

CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

The Board directs the management of the Company’s business and affairs. The shareholders elect the Board to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law of the Company’s bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. The Governance Guidelines and the Code of Business Conduct along with all committee charters are available on the Company’s website at www.nabors.com.

OVERVIEW OF KEY GOVERNANCE TOPICS

Director Independence

The Governance and Nominating Committee conducts a review at least annually of the independence of each of the members of the Board and its committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related-Party Transactions” below, as well as social and other relationships, in determining whether a director is independent.

Upon the recommendation of the Governance and Nominating Committee, the Board has determined that each director of the Board during 2016, other than Mr. Petrello, is independent. The Board has also determined that each member of our Audit, Compensation and Governance and Nominating Committees meets the independence standards established for these committees by the NYSE and the rules and regulations of the SEC. The Board also has determined that, if elected, Ms. Beder will meet all requisite independence standards and that the Board will determine that Ms. Beder is an independent director.

Director Nominations

The Governance and Nominating Committee, in consultation with the CEO, recommends director candidates to the full Board. The Governance and Nominating Committee considers the entirety of each candidate’s credentials including, especially, the ability of each candidate to assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. See “Item 1: Election of Directors” below for a more complete discussion of the criteria used to select director nominees.

Shareholder Nominations and Proxy Access Policy

The Governance and Nominating Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our 2018 annual general meeting of shareholders may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Policy Regarding Direct Candidates Recommended by Shareholders” available at www.nabors.com. In addition, shareholders beneficially owning more than 5% of the Company’s outstanding shares for at least 3 consecutive years beginning on or after June 3, 2014 may nominate a single candidate for inclusion in the Company’s proxy materials by following the procedures set forth in such policy (the “Proxy Access Policy”). Submissions to the Board should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, prior to April 7, 2018 (unless the date of next year’s meeting has been changed by more than 30 days from the date of this year’s meeting, in which case the deadline is a reasonable time before we begin to print and send proxy materials), but no earlier than March 8, 2018.

Shareholder Communications with the Board

Shareholders and other interested parties may contact any of the Board’s directors, as a group or individually, committees, or nonemployee directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

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Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder Communications with the Board of Directors” which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications may be confidential or anonymous, and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

Annual Meeting Attendance Policy

The Company encourages all directors to attend the annual general meeting of the shareholders. Six of the seven directors then comprising the full Board attended the 2016 annual general meeting of shareholders.

Executive Sessions of Nonemployee Directors

Our nonemployee directors, each of whom the Board has determined is independent, meet in executive session at each regular meeting of the Board, and any executive sessions convened by the Lead Director during the year, without the CEO or any other member of management present. The Lead Director presides over these executive sessions.

Board Leadership Structure

Our Governance Guidelines were modified in 2014 to provide for an independent chairman of the Board following the tenure of our current Chairman and CEO, Mr. Petrello, whose employment agreement provides that he will serve in both roles. Until such time, the Board believes that the current coupling of the chairmanship with an experienced, independent Lead Director creates an effective Board leadership structure for the Company. The Board believes that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Petrello is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. Furthermore, combining the roles of Chairman and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. The Board’s current view is that a combined Chairman and CEO position, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes a candid discourse and responsible corporate governance.

Mr. Yearwood will continue to serve as our Lead Director, a position he has held since 2011. The Lead Director’s primary responsibility is to preside over executive sessions of nonemployee directors and to call meetings of the nonemployee directors as desirable. Such executive sessions provide nonemployee directors an opportunity to independently evaluate management and the Company’s operations. In addition, the Lead Director:

•	chairs certain portions of Board meetings;

•	serves as liaison between the Chairman and the nonemployee directors;

•	develops and approves, together with the Chairman, the agenda for Board meetings, adding agenda items where he deems appropriate;

•	leads the Board’s annual self-evaluation; and

•	performs other duties delegated by the Board from time to time.

The Board believes that the Company’s corporate governance and leadership structures, including the composition of the Board, its committees and the presence of a strong Lead Director, creates the most effective leadership structure for the Company at this time and provides effective independent oversight of the Board itself and management. Both the Chairman and Lead Director serve on the Board’s Executive Committee, and any director may raise a matter for consideration by the Board. This past year, our Lead Director:

•	partnered with our Chairman and others in extensive communications with significant shareholders regarding governance matters;

•	supported the Continuing Education program for directors; and

•	participated at the Investor Day event in November 2016.

The Board believes that Mr. Yearwood’s extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity.

Board’s Role in Risk Oversight

Our full Board is responsible for risk oversight and has designated the Risk Oversight Committee to provide assistance in fulfilling its oversight responsibilities with respect to the Company’s processes and policies regarding risk assessment and risk management, including the Company’s enterprise risk management, compliance and operational control activities. The Risk Oversight Committee currently is comprised of all nonemployee directors on

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the Board and meets on a quarterly basis to evaluate the Company’s risk exposure and tolerance. Ms. Beder, our newest Board nominee, has extensive experience in risk management, and the Board believes that, if elected, she will further bolster the Board’s risk management process.

At each meeting, the Risk Oversight Committee receives information from management regarding a variety of matters, including operations, legal, regulatory, finance, internal audit, cyber-security, information technology, and strategy, as well as any material risks associated with each matter. In addition, the Risk Oversight Committee receives an update from the chairman of each of the Company’s committees and in turn provides a comprehensive quarterly risk report to the Board. The Board also has adopted a procedure for employees and shareholders to report concerns about the Company’s conduct, accounting, internal controls and other matters directly to certain members of the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

CODE OF BUSINESS CONDUCT

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers, senior management and nonemployee directors are required to abide by our Code of Business Conduct, as well as related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to or waivers from any provision of the Code of Business Conduct that apply to our CEO and CFO.

RESPONSE TO SHAREHOLDER CONCERNS

In making decisions regarding corporate governance issues, the Board considers shareholder opinions and input, which it obtains in several ways. One way is through advisory votes on shareholder and other proposals at our annual general meetings. In addition, our Chairman and Lead Director both maintain contact with a number of significant shareholders on key governance issues, including those related to executive compensation. Our other directors and certain members of management also participate in those discussions on occasion. Among other benefits, that continuous dialogue affords our directors deeper insight into shareholder concerns than is provided by a vote on individual topics, which we believe enables a more effective response to issues of most importance to shareholders.

Since the 2016 annual general meeting of shareholders, we have engaged in dialogue with approximately 63 shareholders collectively holding over 73.2% of our outstanding shares. The Board considered input from these and other shareholders, as well as the level of support for each proposal, as part of its overall decision-making process on each issue raised and took actions consistent with many of the proposals. The table below summarizes the Board’s response to the shareholder proposal presented at the 2016 annual general meeting of shareholders.

PROPOSAL	2016 VOTE	COMPANY RESPONSE
Shareholder proposal to allow proxy access to shareholders who have held 3% of Company’s shares continuously for 3 years	60.3%	Because the Company is a member of the Russell 3000® index, where the majority of companies have not adopted a proxy access policy, and the majority of the Company’s peer group has not adopted a proxy access policy akin to the proposed policy, no action was taken to change the Company’s current Proxy Access Policy, which was adopted in 2013, allowing proxy access to shareholders who have held 5% of Company’s shares continuously for 3 years. The Company believes that maintaining its current Proxy Access Policy at this time is advisable because one of the seven directors nominated for election this year, Mr. Skattum, was initially proposed in 2014 by our then-largest shareholder; all of our nonemployee director nominees are relatively new, with average tenure of only four years; and we believe increased turnover on the Board at this time could have a negative impact on the Company and its operations. See “Shareholder Proposal (Item 5)—Board’s Statement Against Shareholder Proposal in Item 5” for more information on the Board’s stance on revising the current Proxy Access Policy.

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MEETINGS OF THE BOARD AND COMMITTEES

The Board met five times during 2016 and held two additional information sessions by telephone.

The Board has six committees, which report their activities to the Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the Executive Committee, (4) the Governance and Nominating Committee, (5) the Risk Oversight Committee and (6) the Technology and Safety Committee. Appointments to and chairmanships of the committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and committees on which they serve.

Each of our incumbent directors attended over 75% of all meetings of the Board and committees on which he served during 2016.

The following chart shows the membership and chairmanship of each Board committee and the number of meetings held by each committee of the Board during 2016. The Board will determine committee assignments for the remainder of 2017 shortly after the meeting.

	AUDIT	COMPENSATION	EXECUTIVE	GOVERNANCE AND NOMINATING	RISK OVERSIGHT	TECHNOLOGY AND SAFETY
James R. Crane		•	•		•	Chair
John P. Kotts	Chair	•			•
Michael C. Linn		Chair		•	•
Anthony G. Petrello			Chair
Dag Skattum	•				Chair
Howard Wolf *				•	•	•
John Yearwood	•		•	Chair	•	•
Number of Meetings	4	4	0	5	4	4

* Mr. Wolf will retire from the Board at this year’s meeting.

In addition, in 2016, the Audit Committee held two telephonic informational sessions.

Key Committee Responsibilities

The following table shows the key responsibilities of each Board Committee.

AUDIT COMMITTEE

•     Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management and compliance with legal and regulatory requirements.

•     Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.

•     Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•     After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•     Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to meet the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts, Skattum and Yearwood are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at http://www.nabors.com/about-nabors/corporate-governance.

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COMPENSATION COMMITTEE
• Reviews and approves the compensation of our executive officers and other senior leaders. • Oversees the administration of our equity-based compensation plans for officers and employees.

All members of the Compensation Committee were determined to meet the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at http://www.nabors.com/about-nabors/corporate-governance.

EXECUTIVE COMMITTEE
• As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

GOVERNANCE AND NOMINATING COMMITTEE

•     Identifies and recommends candidates for election to the Board.

•     Establishes procedures for the committee’s oversight of the evaluation of the Board.

•     Recommends director compensation.

•     Reviews corporate governance policies annually.

•     Reviews and approves any related-party transactions involving directors and executive officers.

All members of the Governance and Nominating Committee were determined to meet the independence standards of the NYSE.

The Governance and Nominating Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at http://www.nabors.com/about-nabors/corporate-governance.

RISK OVERSIGHT COMMITTEE

•     Monitors management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business.

•     Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.

•     Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at http://www.nabors.com/about-nabors/corporate-governance.

TECHNOLOGY AND SAFETY COMMITTEE

•     Monitors the Company’s compliance with health, safety and environmental standards.

•     Reviews the Company’s safety performance and strategic technology position.

•     Effective February 19, 2016, this Committee was renamed the “Technology and Safety Committee” to better reflect its mission.

The Technology & Safety Committee Charter Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at http://www.nabors.com/about-nabors/corporate-governance.

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ITEM 1: ELECTION OF DIRECTORS

Each of the nominees for director who is elected at the meeting will serve a one-year term, expiring at the next annual meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. At the meeting, proxies cannot be voted for a greater number of individuals than seven. The directors standing for election have been nominated by the Board, upon the recommendation of the Governance and Nominating Committee, to serve until the 2017 annual general meeting, or until such later time as their successors are duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election. If that were to occur, your proxy will be voted for another person nominated by the Board.

CRITERIA

Ensuring effective, ethical, oversight of the Company and its operations, and in the implementation of its strategic goals, is the Board’s top priority. To accomplish this the Board, through the Governance and Nominating Committee, seeks director nominees that have demonstrated exceptional skills, qualifications, attributes, and experience. In identifying and recommending director nominees, the Governance and Nominating Committee places primary emphasis on the following criteria:

•	Reputation, integrity and independence (for nonemployee directors);

•	Judgment and diversity of viewpoints, backgrounds and experience, including gender, race and age;

•	Business or other relevant experience;

•	The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of the other members of the Board will result in an effective board that is responsive to the Company’s needs; and

•	For director nominees who are current directors, history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on notice of meeting appearing at the beginning of this Proxy Statement, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

The Governance and Nominating Committee believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company at any given time as well as the overall composition of the Board. There are certain criteria that are expected of all director nominees. For example, all nominees are expected to have high integrity and a reputation of success in his or her field. In addition, all nominees are expected to have the time and ability to fulfill his or her responsibilities to the Company and its shareholders, if elected. Other than these basic criteria, however, the Board does not set universal minimum qualifications that all nominees must meet in order to be recommended. Rather, using the broad criteria set out above, the Board identifies specific skills and qualifications that may be beneficial at any given time – including those that are determined to be necessary for committees of the Board to fulfill their respective individual mandates – which the Governance and Nominating Committee in turn utilizes to determine whether given director nominees are qualified to serve on our Board. Members of the Governance and Nominating Committee then discuss and evaluate possible candidates in detail and suggest individuals to explore in greater depth. Accordingly, while we believe that each director meets the broad criteria for inclusion as a director nominee, he or she undoubtedly does so in a way specific to that director. The Board, together with the Governance and Nominating Committee, believes this approach helps to ensure a diversity of viewpoints and experience that enables the Board, and the Company, to maintain the highest levels of corporate governance and oversight. The Governance and Nominating Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders, as described in our Governance Guidelines.

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DIRECTOR NOMINEE SNAPSHOT

Over the past several years, the Governance and Nominating Committee has nominated qualified new independent directors to provide fresh perspectives to the Board. The average tenure of the independent director nominees, including our new nominee, is a mere four years. Last year, the Board reiterated its dedication to attaining a diverse composition of members, with particular emphasis on achieving enhanced diversity. To that end, this year the Board has identified Ms. Tanya S. Beder as an ideal nominee to fill the vacancy that will be created upon the retirement of Mr. Howard Wolf at this year’s annual meeting. More important than her gender, however, is the considerable experience, expertise and insight she will bring to the Board, as identified in her professional biography set forth under “—Director Nominees” below. After reviewing her credentials and interviewing Ms. Beder, the members of the Governance and Nominating Committee were convinced that she is an excellent candidate to serve on the Board at this time, and recommended her nomination to the full Board, along with the re-nomination of the continuing director nominees. The full Board has agreed with the recommendations of the Governance and Nominating Committee and (i) formally nominated Ms. Beder for election to the Board, and (ii) nominated each of Messrs. Crane, Kotts, Linn, Petrello, Skattum and Yearwood for re-election.

The members of the Governance and Nominating Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, and experience of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

In the business descriptions that follow, except as otherwise noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

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DIRECTOR NOMINEES

TANYA S. BEDER Age: 61 Other Public Company Boards: 1

Ms. Beder has served as a member of the CYS Investments, Inc. Board of Directors since May 2012, where she chairs the Nominating and Governance Committee and is also a member of the Audit and Compliance Committee. She currently serves as the Chairman and CEO of SBCC Group, Inc. (“SBCC”), which she founded in January 1987. SBCC is an independent advisory firm whose projects include assisting corporate management, institutional investors, large financial firms and other clients in solving complex financial problems under crisis and providing strategic advice to seize opportunities. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, California, where she chairs the Risk Committee and is a member of the Portfolio Committee. Previously, Ms. Beder was the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm; and President of Capital Market Risk Advisors, Inc. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies, after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder also serves on the Advisory Board of the Columbia University Financial Engineering Program, the Mathematical Finance Advisory Board of New York University and The Institute for Pure and Applied Mathematics at UCLA and is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chairman. She is an appointed Fellow of the International Center for Finance at Yale University and teaches a course on finance and fintech at Stanford University. Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

Ms. Beder’s extensive asset management experience, vast knowledge of operational and risk management, and experience serving on public and private boards of directors are key factors that were considered in her nomination to the Board.

JAMES R. CRANE Director since: 2012 Age: 63 Committees: Executive, Technology and Safety, Risk Oversight, and Compensation Other Public Company Boards: 1

Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006.

Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 105 offices in 30 countries and Crane Freight & Cartage. Mr. Crane also led an investor group that in November 2011 purchased the Houston Astros. He holds a B.S. in Industrial Safety from Central Missouri State University and serves on the board of directors of Western Gas Holdings, LLC, a subsidiary of Anadarko Petroleum Corporation, as well as Cargojet Inc.

Mr. Crane’s experience in marketing, logistics, global operations and creating shareholder value provide a valuable resource to the Board.

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JOHN P. KOTTS Director since 2013 Age: 66 Committees: Audit, Compensation and Risk Oversight Other Public Company Boards: None

Mr. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts also operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. Mr. Kotts previously served on the board of directors for C&J Energy Services Ltd. from March 2015 to September 2015. He holds a B.A. in Philosophy and an MBA in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board.

MICHAEL C. LINN Director since 2012 Age: 65 Committees: Risk Oversight, Governance and Nominating, and Compensation Other Public Company Boards: 3

President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm, since 2012.

Mr. Linn is the former Chairman, CEO, President and Director of LINN Energy, LLC, which he founded in 2003. Mr. Linn is currently on the board of directors for the general partner of Black Stone Minerals, L.P., where he has served since 2015. He has served as a Senior Advisor for Quantum Energy Partners, LLC since 2012, and on the board of directors, Chairman of the Conflicts Committee, and member of the Audit Committee for Western Refining Logistics GP, LLC, since 2013. Mr. Linn is on the Board of Managers of Cavallo Mineral Partners, LLC, and has served as a director of Jagged Peak Energy Inc. since January 2017. Mr. Linn currently serves as a member of the National Petroleum Council’s Board of Directors and Chairman of the Education Committee of the IPAA. Mr. Linn was a lecturer at the C.T. Bauer College of Business at the University of Houston. Mr. Linn previously served on the board of directors of C&J Energy Services Ltd., as Non-Executive Director and Chairman of the Safety, Health, Environment, Security and Ethics Committee for Centrica plc, as Advisor chairman and director of the Natural Gas Council, as Chairman of the Independent Petroleum Association of America, as director of the Natural Gas Supply Association, as Chairman and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. He was named the 2011 IPAA Chief Roughneck of the Year, inducted into the All American Wildcatters, and received The Woodrow Wilson Award for Public Service. Mr. Linn also serves on the following: Texas Children’s Hospital—President of the Board of Trustees; M.D. Anderson—Board of Visitors and Development Committee; Houston Methodist Hospital— Senior Cabinet of the President’s Leadership Council; Museum of Fine Arts Houston—Board of Trustees and the Building and Grounds, Long-Range Planning and Finance Committees; Houston Police Foundation—Board of Directors; Villanova University—Founding and Honorary Member of the Dean’s Advisory Council for College of Liberal Arts and Science; and the University of Houston—Board of Visitors. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board.

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ANTHONY G. PETRELLO Director since 1991 Age: 62 Committees: Executive Other Public Company Boards: None

Chairman of the Board of Nabors and its subsidiary, Nabors Industries, Inc., since 2012 and director of each since 1991; Deputy Chairman of Nabors 2003-2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Stewart & Stevenson LLC and Hilcorp Energy Company.

In addition to his operating functions, Mr. Petrello provides strategic planning initiative and direction enabling the Company to adapt and prosper in our dynamic competitive environment.

DAG SKATTUM Director since 2014 Age: 56 Committees: Audit and Risk Oversight Other Public Company Boards: 1

Mr. Skattum serves as Vice Chairman, Europe, the Middle East and Africa of JP Morgan since January 2015.

Previously, he served as Partner of TPG, a leading global private investment firm, based in London from 2007 until 2013. Prior to that, Mr. Skattum worked for JP Morgan for 21 years in a variety of roles in New York and London until his departure as Managing Director and Co-head of Global Mergers and Acquisitions in 2007. He currently serves on the board of Sonae SGPS S.A. in Portugal, the advisory board of the UAMS Myeloma Institute for Research and Therapy, Little Rock, Arkansas; and the International Board of Directors of Right To Play, a global organization leveraging sports and play to support children in troubled parts of the world. He received a B.A. in History from Allegheny College and an MBA from the Simon Graduate School of Business at the University of Rochester.

Mr. Skattum was nominated to the Board in June 2014 upon the recommendation to the Governance and Nominating Committee of our largest shareholders at the time. Mr. Skattum has derived valuable experience throughout his investment banking career working with a variety of different industries throughout the world and advising other boards.

JOHN YEARWOOD Director since 2010 Age: 57 Committees: Audit, Governance and Nominating, Executive, Risk Oversight, and Technology and Safety Other Public Company Boards: 0

Mr. Yearwood currently serves on the board of directors of Sheridan Production Partners, Barra Energia, Foro Energy LLC, Dixie Electric LLC and Coil Tubing Partners LLC. He previously served on the boards of Sabine Oil & Gas, LLC, until August 2016, and Premium Oilfield Services, LLC, until April 2017. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. (“Smith”). He was first elected to Smith’s board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 50:50 joint venture between Schlumberger and Baker Hughes from 2004 to 2010. Mr. Yearwood received a Bachelor of Science Honors Degree in Geology and the Environment from Oxford Brookes University in England.

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR DIRECTOR WITH A TERM ENDING AT THE 2018 ANNUAL GENERAL MEETING.

OTHER EXECUTIVE OFFICERS

WILLIAM J. RESTREPO Age: 57

CFO of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including the treasury, tax, risk management, internal audit and supply chain groups. He also works closely on Nabors’ corporate development and investor relations initiatives.

Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009 and Smith from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. Mr. Restrepo served on the boards of directors of C&J Energy Services Ltd. from 2015 to 2017, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an MBA, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

MARK D. ANDREWS Age: 44	Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds a Bachelor of Business Administration degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

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NONEMPLOYEE DIRECTOR COMPENSATION

We believe it is essential to attract outstanding nonemployee directors and align their economic interest in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the Governance and Nominating Committee in consultation with the Compensation Committee. Both the Governance and Nominating Committee and the Compensation Committee consist entirely of independent directors, and have the authority to delegate authority to one or more subcommittees.

Our annual cash retainer is set at $100,000 for each nonemployee director; an additional $50,000 for the chairman of each committee (except the chairman of the Audit Committee, whose additional retainer is $100,000); and an additional $50,000 for the Lead Director. In recognition of the significant additional time commitment requested of committee members, the non-Chairman committee members of the Audit Committee and of all other committees (other than the Executive Committee) receive additional retainers of $20,000 and $10,000, respectively. No additional amounts are paid for attendance at Board and committee meetings.

In light of recent market conditions and in line with management-driven initiatives to reduce costs, the Board unanimously voted to reduce all cash retainer amounts by 10%, effective January 1, 2015, and further extended that reduction through to December 31, 2016. Accordingly, in 2016, each non-employee director received an annual cash retainer of $90,000, with an additional $45,000 for the Lead Director, $90,000 for the chairman of the Audit Committee, $45,000 for the chairman of each other committee, $18,000 for each non-chairman member of the Audit Committee and $9,000 for each non-chairman of the other committees.

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash compensation, valued at the amount of the payment.

In addition to the cash compensation described above, nonemployee directors also receive an annual equity incentive award. Previously, directors were awarded a predetermined number of shares, rather than a nonfluctuating dollar value. Consequently, the value of director compensation varied from year to year and overall director compensation relative to our peer group (as defined under “Compensation Discussion & Analysis—How We Determine Annual Base Salary”) would also fluctuate to the extent other directors in that peer group received equity of a predetermined value.

Beginning in 2015, we rescheduled the annual grant of restricted share awards to nonemployee directors, which historically had occurred in the first quarter of each fiscal year, to be made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to directors who are retiring or otherwise not continuing as directors. In addition, directors who retire from the Board may maintain previously issued equity awards outstanding upon approval by the Governance and Nominating Committee.

During 2016, the Board reviewed this practice for nonemployee director compensation in light of current market, industry and peer group practices in consultation with Pearl Meyer & Partners, its independent compensation consultant. Following this review, the Board modified its practice. First, the Board eliminated its historical practice of issuing restricted shares to nonemployee directors upon initial appointment or election to the Board. Second, the Board changed its practice to award directors a predetermined value of shares instead of a predetermined number of shares. In 2016, each nonemployee director was awarded restricted shares under our equity incentive plans having a “Fair Market Value” of $300,000. For purposes of the director awards, the term “Fair Market Value” means the average daily closing price of the Company’s shares on the NYSE on each of the twenty (20) trading days prior to any date of measurement, including the grant date. Based on this formula, the Fair Market Value of our shares on June 7, 2016, the grant date of the 2016 director awards, was $8.59 per share, and therefore each director received an award of 34,924 shares. Because the Fair Market Value is measured over a period of twenty (20) trading days, rather than on the date of grant, it may be higher or lower than the “fair value” of the grant as calculated in accordance with FASB ASC Topic 718, which is the value used for accounting purposes and set forth in the Compensation Tables below. The per share grant date fair value of the 2016 director awards as calculated in accordance with FASB ASC Topic 718 was $10.85.

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Each director award is scheduled to vest ratably over three years, although, beginning with the grant on June 7, 2016, the second and third installments are subject to accelerated vesting under certain conditions. For example, the second installment would accelerate in the event that the Fair Market Value (calculated as set forth above) on any date of measurement between the first and second anniversaries of the date of grant equals or exceeds $10.39, which would represent the equivalent of a ten percent (10%) annual compound return from the grant date Fair Market Value for the two (2) year period up to and including the second anniversary of the grant date. The third installment would accelerate in the event that the Fair Market Value (calculated as set forth above) on any date of measurement between the first and third anniversaries of the date of grant equals or exceeds $11.43, which would represent the equivalent of a ten percent (10%) annual compound return from the grant date Fair Market Value for the three (3) year period up to an including the third anniversary of the date of grant. On December 31, 2016, the Fair Market Value (calculated as set forth above) of our common shares was $16.47 per share, and had the first anniversary of the grant already passed as of that date, the vesting of the second and third installments would have accelerated. We expect to continue issuing restricted shares to our Board members with these vesting terms for 2017.

The following table sets forth information concerning total director compensation in 2016 for each nonemployee director.

2016 Director Compensation Table

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
James R. Crane	153,000	378,925	0	0	0	0	531,925
John P. Kotts	0	378,925	198,000	0	0	0	576,925
Michael C. Linn	153,000	378,925	0	0	0	0	531,925
Dag Skattum	0	378,925	153,000	0	0	0	531,925
Howard Wolf	117,000	378,925	0	0	0	0	495,925
John Yearwood	216,000	378,925	0	0	0	0	594,925

(1)	Mr. Petrello, who was an employee of the Company throughout 2016, is not included in this table. His compensation is reflected in the Summary Compensation Table under “Executive Compensation Tables” below.

(2)	The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. On June 7, 2016, upon re-election, each nonemployee director then on the Board received an award of 34,924 restricted shares as part of his annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $300,000 by the “Fair Market Value” as that term is defined in the director awards. For purposes of the awards, Fair Market Value means, as of any date of measurement, the average daily closing price in the NYSE for the twenty (20) trading days prior to the date of measurement. The Fair Market Value for the 2016 director awards, measured as set forth above, was $8.59. Because the Fair Market Value is measured over a period of time, rather than on the date of grant, it may be higher or lower than the fair value of the grant as calculated in accordance with FASB ASC Topic 718, which is the value used in this table. The per share grant date value of the 2016 director awards as calculated in accordance with FASB ASC Topic 718 was $10.85, which is the amount reflected in the table above.

(3)	As of December 31, 2016, the aggregate numbers of outstanding unvested restricted share awards held by nonemployee directors were: Mr. Crane—49,924 shares; Mr. Kotts—49,924 shares; Mr. Linn—49,924 shares; Mr. Skattum—53,924 shares; Mr. Wolf—49,924 shares; and Mr. Yearwood—49,924 shares.

(4)	The amounts shown in the “Option Awards” column reflect the grant-date fair value of stock option awards. The only stock option awards granted to nonemployee directors during 2016 were to Mr. Kotts and Mr. Skattum, who received them in lieu of their quarterly cash retainers. As of December 31, 2016, the aggregate numbers of stock options outstanding were: Mr. Crane—58,463; Mr. Kotts—136,100; and Mr. Skattum—91,662, all of which are fully vested.

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SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

We encourage our directors and executive officers to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance. Our policy is for directors to own common shares valued at three times the annual cash retainer paid to nonemployee directors, in line with our peers.

As of April 7, 2017, Nabors had 335,567,404 common shares outstanding and entitled to vote. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 7, 2017, by each of our current directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below.

	COMMON SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER(1)	NUMBER OF SHARES	PERCENT OF TOTAL OUTSTANDING(2)
James R. Crane(3)	162,387	*
John P. Kotts(3)	360,938	*
Michael C. Linn	103,924	*
Anthony G. Petrello(3)(4)	11,846,837	3.50%
Dag Skattum(3)	178,565	*
Howard Wolf	124,924	*
John Yearwood	127,924	*
Mark D. Andrews(3)	41,619	*
William J. Restrepo	925,405	*
All directors and executive officers as a group(3)	13,872,523	4.10%

* Less than 1%

(1)	The address of each of the directors and named executive officers listed above is in care of the Company at the address shown on the notice of meeting at the beginning of this Proxy Statement.

(2)	Based on the Company’s total common shares outstanding as of April 7, 2017, the record date for this year’s meeting.

(3)	We have included in the table common shares underlying stock options that are vested or scheduled to vest within 60 days of April 7, 2017. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options, or those vesting within 60 days of April 7, 2017, included in the table are as follows: Mr. Andrews—6,143; Mr. Crane—58,463; Mr. Kotts—149,014; Mr. Petrello—2,450,153; Mr. Skattum—101,641; and all directors/executive officers as a group—2,765,414. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.

(4)	The shares listed for Mr. Petrello include 410,236 shares owned by a charitable foundation over which Mr. Petrello has shared voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

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Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 7, 2017, based on Schedule 13G filings made by such persons with the SEC.

BENEFICIAL OWNER NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF TOTAL OUTSTANDING SHARES(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	23,531,483	7.01%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	18,670,384	5.56%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	19,120,949	5.70%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	21,529,295	6.42%

(1)	Based upon the Company’s total common shares outstanding as of April 7, 2017.

(2)	Based on a Schedule 13G/A filed on January 25, 2017, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 22,044,508 shares and sole dispositive power with respect to 23,531,483 shares as of December 31, 2016.

(3)	Based on a Schedule 13G filed on February 9, 2017, Dimensional Fund Advisors LP and certain of its affiliates have sole voting power with respect to 18,257,682 shares and sole dispositive power with respect to 18,670,384 shares as of December 31, 2016. Dimensional Fund Advisors LP serves as investment adviser, sub-adviser and/or manager to certain investment companies, comingled funds, group trusts and separate accounts that own all of the reported shares. According to its Schedule 13G, Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(4)	Based on a Schedule 13G filed on February 13, 2017, Morgan Stanley and certain of its affiliates have sole voting power with respect to 1,325,902 shares, shared voting power with respect to 909,716 shares and shared dispositive power with respect to 18,774,155 shares. With respect to 17,795,047 of those same shares, or 5.30% of total outstanding shares, and based on the same Schedule 13G, Morgan Stanley Smith Barney LLC has shared voting power with respect to 909,716 shares and shared dispositive power with respect to 17,448,253 shares as of December 31, 2016.

(5)	Based on a Schedule 13G filed on February 10, 2017, The Vanguard Group and certain of its affiliates have sole voting power with respect to 167,722 shares, shared voting power with respect to 32,505 shares, sole dispositive power with respect to 21,342,668 shares and shared dispositive power with respect to 186,627 shares as of December 31, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of our directors and executive officers are required to file reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us during 2016, and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met for such director and executive officers in 2016 in a timely manner.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions”. A “related person” is defined under applicable SEC rules and includes our directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our Governance and Nominating Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent director of our Board, is the nonemployee Chairman and CEO of Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2016, the Company’s payments to the CCG companies totaled $22.4 million excluding contract carrier charges, a significant decrease from $33.7 million in 2015 and $89.1 million in 2014, which the Governance and Nominating Committee determined were immaterial to both CCG and the Company. In its determination, the Governance and Nominating Committee considered that:

(1)	the Company’s aggregate payment for services to the CCG companies, excluding disbursements passed through at cost of $936,207, constituted less than 2.0% of the consolidated revenue of the CCG companies;

(2)	Mr. Crane was not and is not involved in the commercial decisions of either the Company or CCG related to the provision of transportation and logistics to the Company; and

(3)	all commercial transactions between the Company and CCG were and are conducted at arm’s length and in the ordinary course of business and involve charges determined by competitive bids.

The Governance and Nominating Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The Governance and Nominating Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies.

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AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2016. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2016, the Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;

•	Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2016 and summaries of the significant reports to management by the internal auditors;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed, updated and approved the Audit Committee’s charter; and

•	Met with the independent auditor and the internal auditors in executive sessions and was involved in the selection of the independent auditor’s lead engagement partner.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year end December 31, 2016, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K for the year then ended, management’s annual report on the Company’s internal controls over financial reporting and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting.

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with

24	2017 Proxy Statement

management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2016, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2017, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,

THE AUDIT COMMITTEE John P. Kotts, Chairman Dag Skattum John Yearwood

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ITEM 2: APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION FOR THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2016. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2017, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2017 was approved by the Audit Committee in February 2017.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION

AUDIT COMMITTEE PREAPPROVAL POLICY

The Audit Committee has established a pre-approval policy for all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chairman of the Audit Committee may preapprove permissible proposed nonaudit services that arise between committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2016, all audit and nonaudit services performed by the independent auditor were subject to the pre-approval policy.

INDEPENDENT AUDITOR FEES

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2016 and 2015 services.

	2016	2015
Audit Fees	$4,897,263	$4,570,143
Audit-Related Fees	1,800	1,800
Tax Fees	1,053,844	892,487
All Other Fees	0	6,000
Total	$5,952,907	$5,470,430

Audit Fees for the years ended December 31, 2016 and 2015, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company, the audits of the Company’s internal control over financial reporting and fees for audit services related to the transaction with C&J Energy Services Ltd. in 2015, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit. The increase in audit fees year-over-year was primarily related to comfort letter procedures for a debt offering conducted in December 2016 and the review of and related consents for C&J Energy Services Ltd.’s Forms S-8 and S-3 filings.

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Audit-Related Fees for the years ended December 31, 2016 and 2015, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2016 and 2015, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice. The increase in tax fees year-over-year was primarily related to transfer pricing services.

All Other Fees for the years ended December 31, 2016 and 2015 respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) is intended to help you understand our executive compensation practices and decisions we made in 2016 relating to the named executive officers listed below (the “executive officers”). This CD&A supplements and should be read in conjunction with the tables and related narratives of this Proxy Statement.

NAMED EXECUTIVE OFFICERS

• Anthony G. Petrello, Chairman of the Board, President and CEO • William J. Restrepo, CFO • Mark D. Andrews, Corporate Secretary

EXECUTIVE SUMMARY

COMPENSATION PROGRAM ACTIONS & BEST PRACTICES

The Compensation Committee strongly believes that executive compensation should be set at levels appropriate to attract and retain talented leaders and should be closely aligned to Company performance. Over the years we have taken significant actions to address shareholder concerns regarding executive compensation. Specifically, since 2014 we have:

2014

•     Adopted a policy limiting severance payments to 2.99 times the sum of our CEO and CFO’s average base salary and bonus for the 3 years prior to termination.

•     Eliminated the CEO’s automobile allowance and reduced perquisites generally across the Company.

2015

•     Reduced by 10% the annual base salaries of our executive officers, effective January 1, 2015 through June 30, 2016 in response to the decline in industry conditions.

•     Rescheduled the annual grant of restricted share awards to nonemployee directors to occur shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to directors for the current year and not any directors who are retiring or otherwise not continuing in service.

2016	• Extended the salary reduction a further 6 months through December 31, 2016. • Refreshed the composition of our peer group in light of changes in our business and the industry.

In 2016, we continued to adhere to compensation practices that we believe align with our continuous efforts to improve the relationship between the compensation of our executive officers and the performance of our business:

	What We Do		What We Don’t Do
✓	Independent Compensation Committee – We have oversight by a Compensation Committee comprised of only independent directors	✘	No excessive perquisites without a specific business rationale

✓	Independent Compensation Consultant – Our Compensation Committee engages an independent compensation consultant	✘	No repricing of underwater stock options without shareholder approval

✓	Pay for Performance – Tie a majority of executive compensation to performance with specific, measurable financial and operational objectives	✘	No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements

✓	Time-based Awards – Subject some earned performance-based equity awards to further time-based vesting requirements	✘	No cash severance payments in the event of death, disability or termination for cause

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✓	Share Ownership Policy – Require our CEO and CFO to hold shares equal in value to five times and three times base salary, respectively	✘	No discretionary bonuses except in the case of extraordinary specific developments that materially enhance the value of the Company

✓	Capped Severance – Adopted a policy limiting severance payments in our executive agreements to 2.99x the sum of average base salary and bonus for 3 years prior to termination

✓	Annual Say-on-Pay Vote – Conduct annual say-on-pay non-binding advisory votes

2016 PERFORMANCE HIGHLIGHTS

The Compensation Committee continued to implement our compensation philosophy and goals by seeking to closely align the overall compensation of our executive officers to the Company’s short- and long-term business objectives which, for 2016, were specifically designed to strengthen our market presence and penetration and augment shareholder value. As a result, despite the challenging industry conditions, our executives capitalized on value-add opportunities and delivered on a number of strategic initiatives in 2016, including:

*	Announced the signing of a joint venture agreement with Saudi Arabian Development Company, a wholly-owned subsidiary of Saudi Arabian Oil Company (“Saudi Aramco”), to form a 50:50 joint venture company which is expected to become the largest onshore drilling contractor in Saudi Arabia;

*	Enhanced our competitive position by introducing our fleet of SmartRig™ drilling systems incorporating MPD-ready® technologies, and upgrading our U.S. rig fleet;

*	Implemented a program to measure customer satisfaction to drive growth;

*	Capitalized on the Company’s technology portfolio by augmenting the provision of complementary services to our traditional rig offering and growing our non-rig drilling services revenues on a per-rig year basis; and

*	Delivered a trackable reduction in operating expenses.

Furthermore, our relatively strong 2016 results translated into 96.8% Total Shareholder Return (“TSR”), achieving the highest TSR when measured against each individual member of our Performance Peer Group (defined below) individually. The below graph illustrates our 2016 TSR relative to the TSR of our Performance Peer Group for 2016:

Source: Bloomberg.

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The graph on the left below illustrates, for 2016, our TSR relative to the average TSR for our 2016 Performance Peer Group as a whole. The graph on the right below illustrates, for the three-year period from 2014 to 2016, our TSR relative to the average TSR for our 2014 Performance Peer Group.1

Source: Bloomberg.

We believe these performance results reflect a measurable basis for our executives’ performance.

PAY FOR PERFORMANCE

Our goal is to increase shareholder value by providing executives with appropriate incentives to achieve our business objectives. We achieve this by providing a mix of performance-based cash and equity awards designed to reward superior performance and achieve specific short- and long-term business objectives.

In 2016, over 80% of our CEO’s target compensation, over 75% of our CFO’s target compensation, and 40% of our other executive officer’s target compensation was performance-based. The target allocation of 2016 compensation for our CEO, CFO and other executive officer is shown in the charts below.

1 The Performance Peer Group for 2014, as originally identified in the 2015 proxy statement, consists of Diamond Offshore Drilling, Inc., Helmerich & Payne, Inc., Patterson-UTI Energy, Inc., Transocean Ltd., Noble Corporation plc, Unit Corporation, Rowan Companies plc, National Oilwell Varco, Inc., Halliburton Company, Baker Hughes Incorporated, Weatherford International plc, ENSCO International Inc., Key Energy Services, Inc., Superior Energy Services, Inc., and RPC Inc. Key Energy Services, Inc. was dropped from the group in connection with its bankruptcy.

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CEO COMPARISON OF REALIZED PAY & REALIZABLE PAY TO REPORTED PAY

The calculation of total compensation for inclusion in the Summary Compensation Table is based upon the SEC’s rules and regulations. Subsequently it includes, among other components, the grant-date fair value of compensation in the form of long-term equity incentives subject to a vesting period and/or future performance, which is calculated in accordance with GAAP. In reality, there may be a discrepancy between what is reported as compensation and what may be realizable, or ultimately realized, for an executive officer. See “—Comparison of 2016 Realized Pay & Realizable Pay to Reported Pay” below for a more complete discussion of this discrepancy.

OUR COMPENSATION PHILOSOPHY

Our executive compensation structure is designed to attract and retain exceptional talent and incentivize achievement of our strategic business goals, including maximizing long-term shareholder value.

Core Objectives

We have designed a compensation program for our executives that embodies these core objectives:

•	Increase shareholder value by aligning management’s interests with the long-term interests of shareholders;

•	Attract, motivate and retain experienced leaders who are critical to the success of our business;

•	Provide compensation that rewards performance and drives achievement of key financial and strategic business objectives;

•	Maintain an appropriate balance between short- and long-term business goals; and

•	Limit perquisites and other non-performance based elements of compensation.

Critical Leadership Retention

To ensure the delivery of long-term shareholder value and the sustainable growth of a business of our size and scope, we believe it is critical to employ leaders who can deliver results. To this end, we:

•	Provide our executive officers with appropriate and competitive individual pay opportunities and actual pay outcomes that reward superior corporate and individual performance;

•	Use a mix of cash and performance-based equity awards, measured by both financial and nonfinancial factors, to reward annual and longer-term business performance; and

•	Encourage retention through the use of various forms of deferred compensation, including in some cases time-vesting compensation awards.

2017 Proxy Statement 31

SETTING EXECUTIVE COMPENSATION

Our Compensation Committee, independent consultant and other resources each play an important role in determining our executive compensation structure.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent directors, performs the following compensation-related functions:

•	Oversees the compensation of our executive officers and other key management comprising our senior leadership team;

•	Evaluates the performance of our CEO and reviews the performance of our other executive officers, drawing on its own judgment and observations and those of our CEO in evaluating the performance of such officers;

•	Administers our equity-based programs for executive officers and reviews and approves all forms of compensation (including equity grants);

•	Sets financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;

•	Oversees employment agreements, including severance and change-in-control agreements, between the Company and the executive officers, including modifications and amendments thereto; and

•	Considers input from the Risk Oversight Committee and Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. To a lesser extent, the Compensation Committee exercises subjective judgment in making compensation decisions with respect to executive officers, primarily as to equity awards, when such officer’s compensation is not determined pursuant to an employment agreement.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) as its independent consultant to advise and assist the committee with its responsibilities. For 2016, the scope of Pearl Meyer’s engagement included:

•	Providing advice and analysis on executive compensation trends and norms;

•	Advising on potential peer group members to evaluate our CEO and CFO’s compensation;

•	Reviewing and analyzing peer group information to assist with setting of executive compensation;

•	Updating the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and

•	Participating in Compensation Committee meetings and providing additional assistance, as requested by such committee.

The Compensation Committee evaluated Pearl Meyer’s independence by considering, among other things, the following six factors identified by the SEC and the NYSE:

•	The provision of other services to the Company by Pearl Meyer;

•	The amount of fees received from the Company by Pearl Meyer as a percentage of total revenue;

•	Pearl Meyer’s policies and procedures designed to prevent conflicts of interest;

•	The existence and nature of business and personal relationships of Pearl Meyer with a member of the Compensation Committee;

•	Any Company stock owned by Pearl Meyer; and

•	The existence and nature of business or personal relationship of Pearl Meyer with an executive officer of the Company.

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Based on its evaluation, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pearl Meyer’s engagement.

Role of Management

Certain of our executive officers and senior management provide input on business strategy and short- and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers, which is reviewed and considered by the Compensation Committee in determining each executive officer’s performance and resulting compensation.

Market Referencing

We regularly consider market data for similarly situated executive officers in making compensation decisions for this group of executives.

	WHAT WE DO:		WHAT WE DON’T DO:
✓	Review executive compensation disclosures of peer group companies and/or published compensation survey sources of industrial and finance companies generally	✘	Target individual elements of compensation or total compensation at a certain percentile within a peer group
✓	Review market information and/or survey data to understand how our aggregate executive compensation compares to competitive norms for attracting and retaining talented leaders and determining certain compensation elements	✘	Employ a peer group analysis in determining the compensation of our executive officer other than the CEO and CFO

COMPONENTS OF EXECUTIVE COMPENSATION

Key Elements of Executive Compensation Structure

Our executive compensation program consists of three main components: annual base salary, a cash award under our Incentive Plan (as defined below) (“annual performance bonus”) and long-term equity incentives.

An appropriate mix of these key components, which are discussed in more detail below, enables us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value.

Our CEO and CFO’s compensation mix is reflected in, and governed by the terms of, their respective employment agreements, which were negotiated by the Compensation Committee and became effective in January 2013 and March 2014, respectively. The Compensation Committee has determined that each element of our compensation formula contributes to our overall compensation objectives and in the aggregate provides a reasonable and competitive compensation opportunity for each executive officer.

The remainder of our executive compensation program includes other forms of compensation, which aim to encourage retention and provide a market-competitive suite of benefits:

2017 Proxy Statement 33

•	Retirement Benefits—encourages retention and provides market-competitive accruals; and

•	Other Benefits & Limited Perquisites—includes standard health and welfare benefit plans, capped severance protection, life insurance and other limited perquisites, determined based on a specific business rationale, to address executive-level expectations and challenges.

HOW WE DETERMINE ANNUAL BASE SALARY

The Compensation Committee determines an appropriate level of base salary for our CEO and CFO by taking into account a series of competitive and other factors and conducting a compensation comparison against a pre-selected peer group (the “Peer Group”). The Compensation Committee makes this initial determination of base salary upon the executive’s initial appointment by the Company and periodically reviews its determination, as it deems appropriate, taking into account various factors, including the Company’s performance, market data, industry conditions and shareholder feedback.

►	COMPETITIVE FACTORS

To determine an appropriate level of base salary, the Compensation Committee takes into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly-situated executives of other drilling contractors and in the oilfield services sector at companies in our Peer Group;

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and

•	A newly hired executive’s salary at his or her most recent place of employment.

The initial annual base salaries of our CEO and CFO were set by the Compensation Committee in each of their individual employment agreements, effective in January 2013 and March 2014, respectively. Accordingly, their annual base salaries are governed by their employment agreements and were determined by the Compensation Committee based on certain competitive factors considered by the committee at such time.

Pursuant to the employment agreements, the Compensation Committee reviews at least annually the base salary of our CEO and CFO for increase in its and the Board’s discretion. For purposes of that review, the Compensation Committee conducts a compensation comparison against the Peer Group. The committee re-evaluates the Peer Group on a periodic basis, most recently in late 2015, as discussed below.

►	DETERMINATION OF PEER GROUP

For purposes of the Peer Group, the Compensation Committee, in consultation with its independent compensation consultant, considers peer companies for inclusion based on the following criteria:

•	Significant competitor in the Company’s lines of business;

•	Comparable size, scope and/or complexity;

•	Competition for executive talent; and/or

•	Similar operations in the industry and market.

In late 2015, in light of changes in our business and the industry, as well as shareholder concerns, the Compensation Committee, in consultation with Pearl Meyer, reevaluated the composition of the Peer Group. The Compensation Committee considered the complexities of running a company of our size and scope, recognizing that no other company combined all of the Company’s business lines—drilling, directional services and equipment manufacturing—with the diverse geographic and multi-faceted corporate structure that distinguishes Nabors from its competitors. As a result, the Compensation Committee looked to a number of sectors in our industry to identify companies that provide comparable management challenges, and with whom we compete for executive talent. The result was a revamped Peer Group comprised of companies that the Compensation Committee believes, as a whole, appropriately represent the various aspects of our business and the level of significant skills and expertise required of executive management for purposes of the compensation comparison.

Accordingly, the Compensation Committee determined that, effective January 1, 2016, the following companies comprise the Peer Group for purposes of compensation comparison in 2016:

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Atwood Oceanic’s, Inc. Baker Hughes Incorporated Diamond Offshore Drilling, Inc. Ensco plc TechnipFMC plc (f/k/a FMC Technologies, Inc.) Halliburton Company Helmerich & Payne, Inc.	Noble Corporation plc Patterson–UTI Energy, Inc. Rowan Companies plc Schlumberger Limited Superior Energy Services, Inc. Transocean Ltd. Weatherford International plc
National-Oilwell Varco, Inc.

►	2016 ANNUAL BASE SALARY

As discussed, our CEO’s and CFO’s initial annual base salaries are reflected in each of their respective employment agreements as $1.70 million and $650,000, respectively. In 2014, Mr. Petrello received a 3% increase in his annual base salary to $1.75 million.

In light of the decline in industry conditions commencing during the latter part of 2014, the Company reduced salaries for its executives by 10% for an interim period, commencing January 1, 2015. In conjunction with that initiative, the Board, in consultation with the Compensation Committee, and our CEO and CFO agreed to reduce their salaries by 10% for an interim period ending on June 30, 2015, pursuant to an amendment to their respective employment agreements, and subsequently continued that reduction through December 31, 2016. Accordingly, Messrs. Petrello’s and Restrepo’s annual base salaries were reduced to $1.575 million and $585,000, respectively.

This reduction did not affect the calculation or payment of any other components of executive compensation or ancillary benefits. Corresponding reductions were also made to the annual base salaries of our other named executive officer (Mr. Andrews) and senior management through December 31, 2016.

HOW WE DETERMINE ANNUAL PERFORMANCE BONUS

Our annual performance-based cash bonus opportunity is directly tied to objective performance goals for the Company. Our Annual Incentive Bonus Plan (the “Incentive Plan”), approved by shareholders at the 2013 annual general meeting, governs this component of executive compensation and is designed to focus our executive officers on achieving specific performance measures and to reward successful outcomes.

►	ANNUAL INCENTIVE BONUS PLAN

The Incentive Plan advances our pay-for-performance philosophy by providing participants under the Incentive Plan with annual bonus incentive opportunities linked to the achievement of specific performance measures. The Incentive Plan is designed to:

•	Reinforce the Company’s goal-setting and strategic planning process;

•	Recognize the efforts of its management in achievement objectives; and

•	Aid in attracting and retaining competent management, thus ensuring the long-range success of the Company.

At the beginning of each year, the Compensation Committee sets objective performance measures for the Company as a whole and establishes corresponding performance goals for each participant under the Incentive Plan, including our named executive officers. In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual performance bonus can be earned;

•	Target award dollar amount to incentivize a specific desired performance level; and

•	Maximum goal which sets an appropriate limit on the potential annual performance bonus that can be earned.

After the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the set annual performance goals.

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Pursuant to their respective employment agreements, each of our CFO and CEO are assigned one or more financial or nonfinancial metrics by which their performance is measured for purposes of calculating their annual performance bonus for a given year. At the end of that year, the Compensation Committee evaluates each executive’s performance against the applicable metric or metrics and determines their cash performance bonus based on the assigned threshold, target and maximum benchmark for that year. Any results between benchmarks are prorated in calculating the performance bonus.

► 2016 ANNUAL PERFORMANCE BONUS

CEO

Pursuant to his employment agreement, Mr. Petrello’s annual performance bonus is targeted at base salary prior to the 10% reduction ($1.75 million for 2016) and capped at twice base salary ($3.5 million for 2016), subject to the achievement of one or more financial or nonfinancial performance goals, as determined by the Compensation Committee at the beginning of the applicable performance year.

For 2016, Mr. Petrello’s annual performance bonus was based on the Company’s targets for (1) adjusted EBITDA2 (weighted at 70%, such that the target bonus for the adjusted EBITDA portion was $1,225,000) and (2) SG&A3 (weighted at 30%, such that the target bonus for the SG&A portion was $525,000). These performance measures were selected by the Compensation Committee to ensure focus on efficient and profitable operations, preservation of shareholder value through a challenging industry environment, and improvement in our competitive position, and to help ensure that we remain properly positioned to capitalize on opportunities for growth. In particular, adjusted EBITDA is a significant consideration used by analysts in evaluating the Company and is therefore a key driver of the Company’s share price.

The Compensation Committee established the following targets for Mr. Petrello’s annual performance bonus for 2016:

For adjusted EBITDA:

•	A minimum threshold of 70% of target adjusted EBITDA, or $490 million, with a payout of 70% of the adjusted EBITDA portion of the bonus, or $857,500, at that level;

•	A target award of 100% of target adjusted EBITDA, or $700 million, with a payout of 100% of the adjusted EBITDA portion of the bonus, or $1,225,000, at that level; and

•	A maximum goal of 120% of target adjusted EBITDA, or $840 million with a payout of 200% of the adjusted EBITDA portion of the bonus, or $2,450,000, at that level.

For SG&A:

•	A minimum threshold of $270 million of SG&A, with a payout of 50% of the SG&A portion of the bonus, or $262,500, at that level;

•	A target award of $250 million of SG&A, with a payout of 100% of the SG&A portion of the bonus, or $525,000, at that level; and

•	A maximum goal of $240 million of SG&A, with a payout of 200% of the SG&A portion of the bonus, or $1,050,000, at that level.

2 Throughout this Proxy Statement, the term “adjusted EBITDA” is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because we believe that these financial measures accurately reflect our ongoing profitability and performance. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure.

3 As used in this Proxy Statement, SG&A refers to sales, general and administrative expenses (inclusive of research & engineering expenses).

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In the event actual performance falls between payout levels, the annual performance bonus is prorated. In addition, adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. No adjustments to the CEO’s targets were made for 2016.

The Company’s adjusted EBITDA for 2016 was $622.3 million, or 88.9% of target adjusted EBITDA. SG&A was $259.2 million, thus landing between the threshold and target levels for SG&A. Accordingly, Mr. Petrello earned an annual performance bonus of $1,492,982 for 2016, comprised of $1,089,060 representing the adjusted EBITDA portion and $403,922 representing the SG&A portion.

CFO

Pursuant to his employment agreement, Mr. Restrepo’s annual performance bonus is targeted at base salary prior to the 10% reduction ($650,000 for 2016) and capped at twice base salary ($1.3 million for 2016), payable in cash and based upon the achievement of one or more financial or nonfinancial performance goals as determined by the Compensation Committee around the beginning of the applicable performance year.

For 2016, Mr. Restrepo’s annual performance bonus was based on the Company’s targets for (1) adjusted EBITDA (weighted at 70%, such that the target bonus for the EBITDA portion was $455,000) and (2) SG&A (weighted at 30%, such that the target bonus for the SG&A portion was $195,000). These performance measures were selected by the Compensation Committee to mirror the CEO’s goals.

The Compensation Committee established the following targets for Mr. Restrepo’s annual performance bonus for 2016:

For adjusted EBITDA:

•	A minimum threshold of 70% of target adjusted EBITDA, or $490 million, with a payout of 70% of the adjusted EBITDA portion of the bonus, or $318,500, at that level;

•	A target award of 100% of target adjusted EBITDA, or $700 million, with a payout of 100% of the adjusted EBITDA portion of the bonus, or $455,000, at that level; and

•	A maximum goal of 120% of target adjusted EBITDA, or $840 million, with a payout of 200% of the adjusted EBITDA portion of the bonus, or $910,000, at that level.

For SG&A:

•	A minimum threshold of $270 million of SG&A, with a payout of 50% of the SG&A portion of the bonus, or $97,500, at that level;

•	A target award of $250 million of SG&A, with a payout of 100% of the SG&A portion of the bonus, or $195,000, at that level; and

•	A maximum goal of $240 million of SG&A, with a payout of 200% of the SG&A portion of the bonus, or $390,000, at that level.

In each case, if actual performance falls between target levels, the annual performance bonus is prorated. In addition, adjustments are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment.

As noted above, the Company’s adjusted EBITDA for 2016 was $622.3 million, or 88.9% of target adjusted EBITDA. SG&A was $259.2 million, thus falling between the threshold and target levels for SG&A. Accordingly, Mr. Restrepo earned an annual performance bonus of $554,536 for 2016, comprised of $404,508 representing the adjusted EBITDA portion and $150,028 representing the SG&A portion.

For a detailed description of Mr. Andrews’ 2016 annual cash bonus award, see page 45.

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LONG-TERM EQUITY INCENTIVES

Our long-term equity incentives are a critical expression of long-term shareholders’ interests. Such incentives are designed to reward achievement of corporate objectives and incentivize our executive officers to deliver strong long-term shareholder returns. The Compensation Committee supports a practice of providing long-term equity incentives that deliver above-average compensation if financial results and/or shareholder returns exceed expectations.

WHY LONG-TERM EQUITY INCENTIVES ARE SO IMPORTANT TO OUR COMPENSATION STRUCTURE

Share ownership is the simplest, most direct way to align our executive officers’ interests with those of our other shareholders. The vesting and other design features of equity awards encourage both performance and long-term share ownership by our executive officers to further motivate them to create long-term shareholder value.

FOR EXAMPLE: Mr. Petrello has sold the Company’s common shares only four times since 1993 and has exercised stock options infrequently. His most recent exercises consisted only of expiring stock options. He holds an equity interest in the Company of approximately 3.50. In other words, for every dollar change in the Company’s share price, the value of Mr. Petrello’s shares increases or decreases by nearly $9 million (or over $11 million when the share price is above the exercise price of the stock options he holds).

Our long-term equity incentives are designed to focus our executive officers on achieving and sustaining longer-term shareholder returns. Our TSR Share awards vest at the end of the relevant three-year measurement period based on the Company’s share performance relative to its Performance Peer Group (described below) during that period. Our Performance Shares are awarded in any given year based on the individual’s achievement of performance goals established for the previous year, then vest over a three-year period. The following is a summary of the features of long-term equity incentives for our CEO and CFO:

TSR SHARES	PERFORMANCE SHARES

•     Restricted common share awards

•     Vesting based upon the Company’s performance relative to the Performance Peer Group over a three-year period

•     Minimum performance criteria apply before any TSR Shares vest

•     Subject to a maximum award amount

•     Restricted common share awards

•     Award amounts based upon the achievement of certain financial or operational objectives, as pre-determined by the Compensation Committee and measured over a one-year performance period

•     Once earned and granted, awards are subject to an additional three-year vesting period

•     Minimum threshold applies before any amount can be earned

•     Subject to a maximum award amount

►	HOW WE DETERMINE OUR TSR SHARES

For purposes of our TSR Share awards, the Compensation Committee, in consultation with Pearl Meyer, determined the Performance Peer Group for 2016-2018 by:

•	Eliminating from the Peer Group companies whose operations, although requiring similar management skills, were nevertheless not comparable to the Company’s business lines and therefore did not provide a meaningful basis for measuring relative share performance; and

•	Adding other significant competitors in each of the Company’s business lines to provide a comprehensive means for evaluating TSR.

The Compensation Committee has discretion to adjust the composition of the Performance Peer Group and to set the threshold, target and maximum performance criteria to reflect current circumstances. As of January 1, 2016, the Performance Peer Group was adjusted to be the same as the Peer Group (as discussed earlier in this CD&A). The Compensation Committee made this decision in response to shareholder concerns and following the peer group review conducted by Pearl Meyer.

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For TSR Shares granted in 2016, the target will be achieved if the Company ranks at the median of the Performance Peer Group for TSR during the period 2016 through 2018. If the Company ranks in the first quintile, TSR Shares will vest at the maximum level, and the Company must rank at least in the fourth quintile for any TSR Shares to vest (at 25% of maximum). Other rankings yield proportionate results. The percentage of maximum shares earned based on three-year TSR rank is shown in the table below:

TSR RANK	PERCENTAGE OF MAXIMUM SHARES EARNED
1, 2 or 3	100%
4 or 5	75%
6 or 7	60%
8 or 9	50%
10 or 11	40%
12 or 13	25%
14,15 or 16	0%

►	2016 TSR SHARE AWARDS

CEO

Pursuant to Mr. Petrello’s employment agreement, the target number of TSR Shares that may vest is valued at 150% of base salary on the first day of the measurement period. If the performance goals are achieved at maximum levels, then the maximum number of TSR Shares that may vest will be valued at twice that amount. The number of common shares granted is determined using the average daily closing price of our common shares on each of the 20 business days prior to the commencement of the measurement period. For the 2016 award, the maximum number of shares that may vest is 600,686, calculated by multiplying Mr. Petrello’s unadjusted base salary on that date of $1.75 million by three, then dividing by the 20-day average closing price of $8.74. Because it is based on a 20-day average, the contractually determined value may be higher or lower than the amount set forth in the Summary Compensation Table and other tables in this proxy statement, which for TSR Shares is determined using the Monte Carlo model based on the assumptions detailed in the footnotes of our audited financial statements.

Based on the Company’s share performance through 2016, the Company’s ranking for TSR Shares granted in 2014 was 6, which exceeds the median of the Performance Peer Group. Accordingly, the number of TSR Shares granted in 2014 that vested, as determined by the Compensation Committee in February 2017, was 189,123, which was better than target, or 60% of maximum shares. The remaining 126,081 of those shares granted for the performance cycle beginning January 1, 2014 were forfeited. The industry downturn that began in 2014 resulted in relatively flat TSR for the three-year period for the Company, while most of our peer group sustained a negative TSR over that period. Although the Company’s TSR for the performance period was above the median of our peer group, it was significantly higher than the oil and gas drilling composite index. As of December 31, 2016, the Company’s ranking for TSR shares granted in 2015 and 2016, is 4 and 1, respectively. Although vesting percentages are determined solely based upon the Company’s relative TSR ranking at the end of the applicable three-year measurement period, if those measurement periods ended on December 31, 2016, the number of TSR Shares that would vest are 327,579 from the 2015 grant, at 150% of target level (or 75% of maximum shares), and 600,686 shares from the 2016 grant, 200% of target (or 100% of maximum shares).

CFO

Pursuant to Mr. Restrepo’s employment agreement, the target number of TSR Shares that may vest is valued at base salary on the first day of the measurement period. If the performance goals are achieved at maximum levels, then the maximum number of TSR Shares that may vest will be valued at twice that amount. The number of common shares granted is determined using the average daily closing price of our common shares on each of the 20 business days prior to the commencement of the measurement period. For the 2016 award, the maximum number of shares that may vest is 148,741, calculated by multiplying Mr. Restrepo’s salary of $650,000 by two, then dividing by the 20-day average closing price of $8.74. Because it is based on a 20-day average, the contractually determined value may be higher or lower than the amount set forth in the Summary Compensation Table and other tables in this proxy statement, which for TSR Shares is determined using the Monte Carlo model based on the assumptions detailed in the footnotes of our audited financial statements.

2017 Proxy Statement 39

Based on the Company’s share performance in 2016, the Company’s ranking for TSR Shares granted in 2014 was 6, which exceeds the median of the Performance Peer Group. Accordingly, the number of TSR Shares granted in 2014 that vested, as determined by the Compensation Committee in February 2017, was 48,208, which was better than target, or 60% of maximum shares. The remaining 32,137 of those shares granted for the performance cycle beginning January 1, 2014 were forfeited. As of December 31, 2016, the Company’s ranking for TSR Shares granted in 2015 and 2016 is 4 and 1, respectively. Although vesting percentages are determined solely based upon the Company’s relative TSR ranking at the end of the applicable three-year measurement period, if those measurement periods ended on December 31, 2016, the number of TSR Shares that would vest is 81,115 shares from the 2015 grant, at 150% of target level (or 75% of maximum shares), and 148,741 shares from the 2016 grant, or 200% of target (or 100% of maximum shares).

►	HOW WE DETERMINE OUR PERFORMANCE SHARES

The Compensation Committee pre-determines at the beginning of each one-year performance cycle the specific financial and operational performance metrics for Performance Shares applicable to each executive officer in order to tailor long-term incentives to the specific goals and needs of the Company at such time. No awards are granted at the time the performance metrics are determined; rather, the award is granted, and the restricted shares are issued, only after the end of the one-year performance cycle. For example, the Compensation Committee determined the applicable performance metrics for the 2015 performance cycle at the beginning of 2015. The number of Performance Shares earned by our executive officers for their performance in the 2015 performance cycle was not determined until February 19, 2016, with the actual grant of such Performance Shares being made as of June 7, 2016, following shareholder approval of the 2016 Stock Plan. Accordingly, these awards are disclosed as compensation for 2016, as set forth under “Executive Compensation Tables—2016 Summary Compensation Table”.

The financial and operational objectives may include one or more of the following:

•	Earnings per share;

•	Earnings before interest expense, provision for income taxes, and depreciation and amortization expense;

•	Sales, general and administrative expenses;

•	Health, safety and environmental performance; and

•	Other identifiable strategic or operational targets

By design, the strategic or operational targets contain both objective and subjective components. The Compensation Committee specifically designs the goals to strategically position the Company for long-term success. These objectives may be the same or different than the objectives upon which the annual performance bonus under the Incentive Plan is based. In many cases, the goals can be met and evaluated on a subjective basis, but their success is incapable of objective measurement during the performance cycle. For example, development of an industry-changing technology may be a goal capable of achievement during the performance cycle, but may not generate significant revenue or returns until some future period. The Compensation Committee retains flexibility to determine the specific performance metric(s) for Performance Shares so that it may tailor these long-term incentives to the specific strategies of the Company as they evolve in our dynamic industry.

The Performance Shares awards are earned pro rata, such that if all the performance goals set at the beginning of the performance cycle are achieved, the executive officer shall earn the maximum number of performance shares, as determined by the Compensation Committee. For purposes of such determination, a goal may be considered partially achieved and thus the number of goals achieved may be expressed other than in a whole number. At least one performance goal must be achieved in order for any Performance Shares to be earned.

►	2016 PERFORMANCE SHARES

CEO

Pursuant to his employment agreement, Mr. Petrello has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 200% of base salary, with a maximum award of twice that amount (400%), and subject to a minimum threshold before any award can be earned and granted. As noted above, Mr. Petrello’s Performance Share award was determined in February 2016 based on achievement of performance goals established for the 2015 performance cycle, and was granted in June 2016. Mr. Petrello’s performance goals for the 2015 performance cycle were set by the Compensation Committee at the beginning of 2015 and are detailed in the

40	2017 Proxy Statement

Company’s 2016 proxy statement. Mr. Petrello achieved all of his 2015 performance criteria, and as a result the Compensation Committee agreed to grant him a Performance Share award for 2016 valued at 2x target, or $7,000,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the date of determination, the Compensation Committee agreed to grant a Performance Share award of 1,083,591 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. Based on the closing price of our common stock on February 19, 2016, the value of the Performance Share award was $7,455,107, which is the amount reflected in the Summary Compensation Table. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $11,756,963. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders. Therefore, our shareholders have already approved this element of Mr. Petrello’s compensation. The “Executive Compensation Tables—2016 Summary Compensation Table” lists the value on the date the Compensation Committee actually made its determination of the award in accordance with Mr. Petrello’s employment agreement and our 2016 proxy statement.

For the 2016 performance cycle, Mr. Petrello’s performance criteria for purposes of determining the number of Performance Shares that may be earned were tied to initiatives related to streamlining our business operations and enhancing our strategic position. The Compensation Committee chose criteria designed to leverage our existing global infrastructure and operating reputation to capitalize on growth opportunities, achiever superior operational and health, safety and environmental performance, continue to develop our existing portfolio of value–add services to our customers and enhance our technology position and advance drilling technology both on the rig and downhole.

For the 2016 performance cycle, Mr. Petrello had the following five performance goals:

•	Secure a joint venture with Saudi Aramco;

•	Implement a program to measure customer satisfaction and drive growth;

•	Develop a plan to maximize the Company’s investment in C&J Energy Services Ltd.;

•	Grow non-rig drilling services revenue on a per-rig basis; and

•	Commercialize the iRacker® technology.

Performance Shares are earned on a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved. Thus, for the 2016 performance cycle, threshold performance required the achievement of two goals (or 40 percent of all goals), while target performance required the achievement of three goals (or 60% of all goals), and maximum performance required achievement of all five goals.

Of his five goals listed above, Mr. Petrello achieved the first three goals at 100%, the fourth goal at 50%, and the fifth goal at 90%, resulting in an overall achievement rate of 88% for all five goals. As a result, the Compensation Committee approved a Performance Share award that vests ratably over a three-year period, valued at 88% of his maximum number of shares, or $6.16 million. Pursuant to Mr. Petrello’s employment agreement, the Compensation Committee agreed to grant him a Performance Share award of 381,424 shares, determined on February 17, 2017, based upon the average daily closing price of our shares on each of the preceding 20 business days. While this award was determined based on the 2016 performance cycle, the award was not granted until 2017 and, accordingly, will appear as 2017 compensation for Mr. Petrello in the Company’s 2018 proxy statement.

The performance criteria associated with Performance Shares that can be earned by Mr. Petrello during the 2017 performance cycle are tied to initiatives related to streamlining and strengthening our business operations and organization, as well as enhancing our competitive market position.

CFO

Pursuant to his employment agreement, Mr. Restrepo has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 100% of base salary, with a maximum award of twice that amount (200%), and subject to a minimum threshold before any award can be earned and granted. As noted above, Mr. Restrepo’s Performance Share award was determined in February 2016 based on achievement of performance goals established for the 2015 performance cycle, and was granted in June 2016. Mr. Restrepo’s performance goals for the 2015 performance cycle were set by the Compensation Committee at the beginning of 2015 and are detailed in the Company’s 2016 proxy statement. Mr. Restrepo achieved all of his 2015 performance criteria, and as a result

2017 Proxy Statement 41

the Compensation Committee agreed to grant him a Performance Share award for 2016 valued at 2x target, or $1,300,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the date of determination, the Compensation Committee agreed to grant a Performance Share award of 201,238 shares to Mr. Restrepo based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. Based on the closing price of our common stock on February 19, 2016, the value of the Performance Share award was $1,384,517, which is the amount reflected in the Summary Compensation Table. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $2,183,432. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders. Therefore, our shareholders have already approved this element of Mr. Restrepo’s compensation. The “Executive Compensation Tables—2016 Summary Compensation Table” lists the value on the date the Compensation Committee actually made its determination of the award in accordance with Mr. Restrepo’s employment agreement and our 2016 proxy statement.

For the 2016 performance cycle, the Compensation Committee chose criteria with both objective and subjective criteria designed to incentivize continued focus on core businesses, capitalize on opportunities to deliver savings and improvements in our financial, tax and accounting functions and achieve capital and cost reductions in line with challenging industry conditions. Specifically, Mr. Restrepo’s performance goals were designed to maintain the strength and flexibility of the Company’s balance sheet, as well as liquidity in the continuing market downturn.

For 2016, Mr. Restrepo had five performance goals, as follows:

•	Secure a joint venture with Saudi Aramco;

•	Develop a plan to maximize the Company’s investment in C&J Energy Services Ltd.;

•	Achieve certain tax initiatives;

•	Deliver a trackable reduction in operating expenses; and

•	Upgrade certain financial reporting measures and eliminating certain recurring audit exceptions.

Performance Shares are earned a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved. Thus, for the 2016 performance cycle, threshold performance required the achievement of two goals (or 40 percent of all goals), while target performance required the achievement of three goals (or 60% of all goals), and maximum performance required achievement of all five goals. Mr. Restrepo achieved 100% of his 2016 performance goals for the 2016 performance cycle. As a result, the Compensation Committee approved a Performance Share award for Mr. Restrepo that vests ratably over a three-year period, valued at 2x target, or $1.3 million. Pursuant to Mr. Restrepo’s employment agreement, the Compensation Committee agreed to grant him a Performance Share award of 80,495 shares, determined on February 17, 2017, based upon the average daily closing price of our shares on each of the preceding 20 business days. While this award was determined based on the 2016 performance cycle, the award was not granted until 2017 and, accordingly, will appear as 2017 compensation for Mr. Restrepo in the Company’s 2018 proxy statement.

The performance criteria associated with Performance Shares that can be earned by Mr. Restrepo during 2017 are tied to initiatives related to streamlining our business operations and strengthening our financial position.

For a detailed discussion of Mr. Andrews’ long-term equity incentive awards, see page 46.

COMPARISON OF 2016 REALIZED PAY & REALIZABLE PAY TO REPORTED PAY

The calculation of total compensation as reported below in the 2016 Summary Compensation Table (“SCT”) is based upon the SEC’s rules and regulations and includes, among other components, compensation in the form of long-term equity incentives subject to a vesting period and/or future performance. In reality, such compensation may not be realized at all or for many years, and the value of such compensation, if or when realized, may differ significantly from the amounts shown in the SCT. For example, total compensation reported in the SCT (“reported pay”) includes the value of restricted share awards, which are subject to a three-year vesting period and are based on the grant-date value of our common shares. These values are included in the calculation of total compensation in the SCT even though such awards do not vest until the end of a three-year period utilizing various methodologies and, in the case of TSR Shares, minimum performance criteria based upon the Company’s performance relative to the Performance Peer Group must be met before any shares can vest. As an example, in 2013 Mr. Petrello was

42	2017 Proxy Statement

granted restricted stock having a grant-date fair value of $15,000,000, and TSR Shares having a grant-date fair-value of $3,686,961. Both grants vested over a three-year period, with the number of TSR Shares vesting based on the Company relative TSR as compared to the 2013 Performance Peer Group. As of the respective vesting dates, the restricted stock had an aggregate value of $13,330,317 ($6,984,286 for the 302,481 shares that vested in 2014; $3,838,471 for the 302,480 shares that vested in 2015; and $2,507,559 for the 302,480 shares that vested in 2016), and the TSR Shares had a value of $1,217,533.

See “Executive Compensation Tables—2016 Summary Compensation Table” below and the accompanying footnotes for more information on how reported pay is calculated under the SEC’s rules and regulations.

In 2014, 2015 and 2016, approximately 70%, 61% and 77%, respectively, of the CEO’s compensation granted by the Compensation Committee and included as reported pay was in the form of long-term equity incentives. These incentives take two forms: (1) those with a grant-date value determined based on the prior year’s performance goals and which vest over three years (Performance Shares) and (2) those which do not vest until the expiration of a three-year period and, until such time, remain at risk of forfeiture depending on the Company’s total shareholder return relative to its Performance Peer Group measured at the end of the applicable three-year period (TSR Shares). The following tables set forth the “realized pay” and “realizable pay” of our CEO in the last three fiscal years.

Realized Pay

We calculate “realized pay” to include the following elements of compensation attributable to each year presented:

•	base salary, cash bonus and cash awards under the Incentive Plan (each as reported in the SCT);

•	the value of restricted share awards vested in the applicable year;

•	the value realized upon exercise of stock options; and

•	the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer’s gross income or otherwise resulted in imputed income for tax purposes.

We calculate the realized pay value of our restricted share awards by multiplying (i) the total number of shares vested, including any shares withheld for tax purposes, by (ii) the closing share price of our common stock on the NYSE on the day preceding the vesting date.

The following table reflects the realized pay of our CEO for 2016, 2015 and 2014 compared to reported pay for the corresponding years.

YEAR	SALARY	SPECIAL BONUS	TSR SHARE AWARD(1)	VESTED RESTRICTED SHARE AWARDS(2)	NON-EQUITY INCENTIVE COMPENSATION PLAN	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL REALIZED PAY	TOTAL REPORTED PAY(3)	% DIFFERENCE
2016	1,575,000	0	1,217,533	5,759,788	1,492,982	169,740	1,325,938	11,540,981	15,372,429	(24.9)
2015	1,580,077	6,125,000	0	7,551,861	1,602,000	150,663	1,342,206	18,351,807	27,663,602	(33.7)
2014	1,750,000	0	0	6,984,286	1,664,250	131,975	1,431,652	11,962,163	16,305,545	(26.6)

(1)	TSR Share Awards earned using the closing share price on February 19, 2016 of $6.88, which vested at target level.

(2)	Vested Restricted Share Awards are calculated using the value upon vesting in the applicable year.

(3)	Total Reported Pay reflects total compensation reported in the SCT pursuant to SEC rules.

Realizable Pay

We calculate “realizable pay” to include the following elements of compensation attributable to each year presented:

•	base salary, cash bonus and cash awards under the Incentive Plan (each as reported in the SCT);

2017 Proxy Statement 43

•	the value of long-term equity incentive awards granted in the applicable year that have vested or are expected to vest in the future (valued as of December 31, 2016; for 2016 and 2015, this includes TSR Awards expected to vest in 2018 and 2019 at target);

•	if stock options were granted in the applicable year, the intrinsic value of those options as of the end of the most recently completed fiscal year; and

•	the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer’s gross income or otherwise resulted in imputed income for tax purposes.

We calculate realizable pay value with respect to our restricted share awards by multiplying (i) the total number of shares vested or expected to vest, including any shares withheld for tax purposes, by (ii) the closing price of our common shares on the NYSE on the date of valuation. No option awards were granted for the years 2014-2016.

The following table reflects the realizable pay of our CEO for 2016, 2015 and 2014 compared to reported pay for the corresponding years.

YEAR	SALARY	BONUS	TSR SHARE AWARDS(1)	PERF. SHARE AWARDS OR OTHER EQUITY(2)	NON-EQUITY INCENTIVE COMPENSATION PLAN	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL REALIZABLE PAY	TOTAL REPORTED PAY	% DIFFERENCE
2016	1,575,000	0	4,925,625	17,770,892	1,492,982	169,740	1,325,938	27,260,177	15,372,429	77.3
2015	1,580,077	6,125,000	3,581,530	14,896,530	1,602,000	150,663	1,342,206	29,278,006	27,663,602	5.8
2014	1,750,000	0	3,101,617	5,941,900	1,664,250	131,975	1,431,652	14,021,394	16,305,545	(14.0)

(1)	TSR Share Awards are calculated using the closing share price on December 30, 2016, of $16.40, assuming vesting at target level, except for 2014 TSR Share Award which is at 120% of target level.

(2)	Performance Share Awards or Other Equity are calculated based on the closing share price on December 30, 2016. For 2015, amounts in this column include $8,587,106, representing the value of restricted shares granted as part of the special bonus in connection with the transaction with C&J Energy Services Ltd. All other amounts in this column represent the value of Performance Shares awarded during the relevant year.

CEO Comparison of Realized Pay & Realizable Pay to Reported Pay

The above tables reflect the disparity between reported pay and realized/realizable pay for the years indicated. In addition, our CEO’s practice of holding stock options until maturity and selling shares infrequently has resulted in realized pay substantially different than reported pay for many years. Particularly in light of the recent significant industry downturn, this practice has resulted in significant losses to our CEO and strengthened even further the tie between executive pay and the Company’s performance. For example, as reflected above in “Proxy Summary—Management Ownership”, our CEO holds 11,436,601 shares (including vested options) with an acquisition date value of $231.4 million, granted over the past 25 years. Based on the closing price of our shares on the record date those shares are currently valued at $129.3 million, a greater than 44.1% loss in value.

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In addition, our CEO held a total of 6,033,487 of stock options during the reporting period, 3,583,334 of which expired by December 31, 2016, as reflected in the table below. These expired stock options represent a total forfeited value of $80,300,259 based on the maximum share price attained during the applicable period post-vesting. Similarly, our CEO continues to hold 2,450,153 stock options, whose exercise prices and current values are shown in the table below. At the closing price of our shares on the record date, these stock options are worth only 6,454,023. Had our CEO exercised them at the maximum share price attained post-vesting, their value would have been $47,967,358. Our CEO may or may not exercise these stock options prior to expiration depending on a variety of factors. This table demonstrates the direct impact our CEO’s practice of holding shares for long periods of time has on pay alignment to Company performance.

CEO Total Vested & Expired Stock Options

GRANT DATE	NUMBER OF OPTIONS	EXERCISE PRICE	EXPIRY DATE	VALUE AT MAXIMUM	VALUE AT RECORD DATE
2/20/2003	950,000	$19.38	2/20/2013	$28,875,250	$0*
2/20/2004	950,000	$22.96	2/20/2014	$25,474,250	$0*
2/24/2005	350,000	$28.83	2/24/2015	$7,330,750	$0*
12/5/2005	1,333,334	$35.81	12/5/2015	$18,620,010	$0*
2/25/2009	1,698,427	$9.87	2/25/2019	$37,688,095	$6,454,023
9/30/2009	1,726	$20.90	9/30/2019	$19,262	$0
8/22/2011	750,000	$16.36	8/22/2021	$10,260,000	$0
	6,033,487			$128,267,617	$6,454,023

*Forfeited upon expiration

OTHER EXECUTIVE OFFICERS

We provide incentives to our other executive officers in two categories:

The Compensation Committee balances the goals of rewarding past performance and incentivizing future performance and retention in determining the amount and form of these incentives. Through our annual performance bonus and long-term equity incentives, we link individual awards to both Company and individual performance.

Annual Performance Bonus

Annual performance bonuses are not guaranteed. As previously discussed, the annual performance bonus is paid out of our Incentive Plan. Generally, the Compensation Committee determines the amount available for annual performance bonuses based upon the achievement of financial and operational objectives of the Company as a

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whole and the individual business unit or corporate department. Bonuses are then allocated based upon individual performance. As with awards to our CEO and CFO, the annual performance bonus is subject to a minimum threshold, target and maximum payout based upon:

Other targets are selected based upon the specific goals and needs of the Company at any given point in time. Our other executive officers’ annual performance bonuses earned for 2014-2016 are reported in the Summary Compensation Table below under the “Bonus” and “Non-Equity Incentive Plan Compensation” columns, as applicable.

Long-Term Equity Incentives

The Compensation Committee determines long-term incentive equity awards for the other executive officers and senior leadership team as a multiple (generally 1x to 2x) of the annual performance bonus, based upon a subjective evaluation of the executive’s performance. This subjective evaluation allows for consideration of the executive officer’s contributions to the Company’s performance, whether or not encompassed in financial and operational criteria. Because the future value of those awards is inherently subject to the risk of future share performance, the Compensation Committee typically provides for time-vesting of those awards to encourage retention. The grant-date values of long-term equity incentives granted to our other executive officers in 2016 are reported in the Summary Compensation Table below under the “Stock Awards” column.

For 2016, long-term equity incentives were determined by multiplying the value of the annual performance bonus amount by a multiple determined for the applicable executive based upon his or her position and performance. Our other executive officers received an equity award based on the resulting value.

For example, Mr. Andrews earned an annual performance bonus of $75,495 for 2016 based upon the Company’s overall performance and his performance against specific goals. He also received a long-term equity incentive award in the form of restricted shares on February 19, 2016, the number of which was determined by applying a multiplier of 1.25 to his annual performance bonus for 2015, which was $60,000, and dividing the product by $6.88, which was the value of our shares on the grant date. Based on this calculation, he was granted 10,901 shares of restricted shares, with restrictions lapsing ratably over four years.

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Equity-BASED Award Policy

The Company has established an Equity-Based Award Policy that applies to the grant of long-term equity incentive awards to all employees, including our executive officers. Here is how this policy works in practice:

•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership at its first meeting each year, which usually occurs in February following publication of our annual results.

•	The Compensation Committee delegated authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting. In connection with the appraisal review and compensation adjustment process for 2016, the CEO was delegated authority to grant up to an aggregate of 700,000 restricted shares to employees.

RETIREMENT BENEFITS

Retirement Plans

Our executive officers are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and

•	Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees to defer an unlimited portion of their cash compensation and receive Company-matching contributions.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Messrs. Petrello and Restrepo also are eligible to participate in the Executive Deferred Compensation Plan (the “Executive Plan”).

Pursuant to Mr. Petrello’s employment agreement, and at the end of each calendar quarter through the first quarter of 2019, the Company credits $300,000 to an account for Mr. Petrello under this plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when (1) he reaches age 65 or (2) earlier (a) when he reaches age 62, to the extent of any quarterly contributions in excess of $250,000, together with accumulated deemed earnings thereon or (b) upon termination of employment for any reason other than cause, but will be forfeited upon his earlier termination of employment for cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause. During 2016, in order to comply with certain tax code provisions, Mr. Petrello received certain of these distributions as a result of his turning age 62.

Mr. Restrepo is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to Mr. Restrepo’s account under the Executive Plan in 2016.

Information regarding our Deferred Compensation Plan and Executive Plan, as well as the terms of their participation, can be found under “2016 Nonqualified Deferred Compensation” below.

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OTHER BENEFITS AND PERQUISITES

All of our employees, including our executive officers, may participate in health, pension and welfare benefit, and other plans on the same basis as other employees Board. Our executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, Messrs. Petrello and Restrepo receive additional benefits under the terms of their respective agreements, as described below. In 2014, we eliminated the CEO’s automobile allowance in line with perquisite reductions across the Company.

Severance Protection

Severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we have provide such protection for Messrs. Petrello and Restrepo.

Mr. Petrello’s and Mr. Restrepo’s employment agreements each provide for severance payments in the event the agreement is terminated (i) by the Company prior to the expiration date of the agreement for any reason other than for cause, including in connection with a change in control, or (ii) by the executive for constructive termination without cause, including in connection with a change in control, each as defined in their respective employment agreement.

Under Mr. Petrello’s agreement, termination within twelve months of a change in control (as defined in the agreement), including by voluntary resignation, is considered a constructive termination without cause. Under Mr. Restrepo’s agreement, termination within twelve months of a change in control (as defined in the agreement) qualifies as a constructive termination only under circumstances that otherwise qualify as constructive termination (not including voluntary resignation) under the agreement. The executive officer would have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change in control, 2.99 times the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination. The cap on the annual performance bonus opportunity beginning in 2013 serves to reduce the potential severance benefit in the future.

Mr. Petrello’s and Mr. Restrepo’s employment agreements also provide that, in the event of a termination without cause or constructive termination without cause, including in connection with a change in control, (a) TSR Shares previously granted would be deemed earned at target; (b) earned Performance Shares would immediately vest; and (c) for Mr. Petrello, Performance Shares for the year of termination would be deemed earned at maximum levels.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—2016 Potential Payments Upon Termination or Change in Control” below.

Death, Disability and Certain Terminations unrelated to a Change of Control

Mr. Petrello’s and Mr. Restrepo’s employment agreements also provide that, upon death, disability, termination without cause, or constructive termination without cause, he would receive (a) any unvested stock options and restricted shares outstanding (except for TSR Shares), which will immediately and fully vest; (b) any amounts earned, accrued or owing to him but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites); (c) continued participation in medical, dental and life insurance coverage; and (d) certain perquisites and other or additional benefits in accordance with our applicable plans and programs, including distribution of account balances under the Company’s Executive Plan. Certain of these benefits are conditioned on the executive’s continued compliance with certain non-competition and non-solicitation restrictions.

In addition, under the agreements, (a) any unvested TSR Shares at the time of termination for these reasons will vest at target levels; and (b) for Mr. Petrello, any unearned Performance Shares will be deemed earned at the maximum level (in the case of death or disability, on a pro rata basis). The Compensation Committee provided for the vesting of outstanding restricted shares, including Performance Shares, and outstanding stock options because in each instance those awards have already been earned based upon performance at the time of grant.

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Life Insurance and Other Perquisites

In addition to salary and bonus, Mr. Petrello receives group life insurance, various split-dollar life insurance policies, reimbursement of expenses, and various perquisites (including personal use of company aircraft). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under Mr. Petrello’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to Mr. Petrello equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Mr. Restrepo also receives group life insurance, reimbursement of expenses and various perquisites available to other senior leaders.

TERM OF EMPLOYMENT

Mr. Petrello’s current employment agreement provides for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a constructive termination without cause. Neither Mr. Petrello nor the Company has provided notice of termination.

Mr. Restrepo’s employment agreement provides for an initial term through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination one year prior to such anniversary. Such notice by the Company does not constitute a constructive termination under Mr. Restrepo’s agreement. Neither Mr. Restrepo nor the Company has provided notice of termination.

SHARE OWNERSHIP POLICY

We encourage our executive officers to own the Company’s shares to further align their interests with those of other shareholders.

Mr. Petrello’s employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As noted in the table under “Corporate Governance—Beneficial Ownership of Company Common Shares”, Mr. Petrello owns 11,846,837 common shares (inclusive of vested but unexercised stock options) as of the record date, which represent over 3.50% of our outstanding common shares and over 26 times the required minimum ownership.

Mr. Restrepo’s employment agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As noted in the table under “Corporate Governance—Beneficial Ownership of Company Common Shares”, Mr. Restrepo currently owns 925,405 common shares and nearly seven times the required minimum ownership.

In 2016, Mr. Andrews was not subject to a minimum share ownership requirement during that year.

“Acquisition value” for purposes of our share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

RISK ASSESSMENT

The Compensation Committee continues to review with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

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TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to any of our executive officers, other than the chief financial officer. Certain performance-based compensation approved by shareholders is not subject to the limit. At our 2013 annual general meeting, shareholders approved the Incentive Plan, the purpose of which was to provide us the flexibility to grant annual cash incentive bonuses to our executive officers that could qualify as performance-based compensation under Section 162(m) of the Code. At our 2016 annual general meeting, shareholders approved the 2016 Stock Plan, one of the purpose of which was to provide us the ability to grant equity-based incentive awards that could qualify as performance-based compensation under Section 162(m) of the Code. Although we intend to take reasonable steps to obtain deductibility of compensation, we reserve the right not to do so in our judgment, particularly with respect to retaining the service of our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

THE COMPENSATION COMMITTEE Michael C. Linn, Chairman James R. Crane John P. Kotts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2016 was comprised of Messrs. Linn (Chairman), Crane and Kotts, all independent directors. None of these directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules, except as to Mr. Crane, as described above under “Certain Relationships and Related-Party Transactions”. No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

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EXECUTIVE COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Anthony G. Petrello Chairman of the Board, President and CEO	2016	1,575,000	0	10,808,769	0	1,492,982	169,740	1,325,938	15,372,429
	2015	1,580,077	6,125,000	16,863,656	0	1,602,000	150,663	1,342,206	27,663,602
	2014	1,750,000	0	11,327,668	0	1,664,250	131,975	1,431,652	16,305,545
William J. Restrepo CFO	2016	585,000	0	2,214,946	0	554,536	15,075	417,426	3,786,983
	2015	587,000	1,042,500	2,537,236	0	806,000	6,182	422,418	5,401,336
	2014	525,000	0	6,053,128	0	618,250	0	1,131	7,197,509
Mark D. Andrews Corporate Secretary	2016	189,000	0	75,000	0	75,495	0	87,659	427,154
	2015	197,320	0	75,000	0	60,000	0	88,042	420,362
	2014	210,000	65,000	75,000	0	0	0	86,674	436,674

(1)	A portion of Mr. Petrello’s contractual salary is deemed to include payment for his service as a director of the Company. In 2015, Messrs. Andrews, Petrello and Restrepo agreed to a reduction in their salaries by 10% in light of the difficult market conditions. For 2014, the amount in this column for Mr. Restrepo pertains to salary earned from March 3, 2014, the date on which Mr. Restrepo commenced employment with the Company, through December 31, 2014.

(2)	In 2015, each of Mr. Petrello and Mr. Restrepo received a special cash bonus in recognition of their leadership and role in the transaction with C&J Energy Services Ltd. as discussed in our 2016 proxy statement.

(3)	Except as otherwise described below, the amounts shown in this column reflect the value of restricted share awards based on the grant-date closing price of our common shares. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

In accordance with their respective employment agreements, the number of TSR Shares and Performance Shares to be granted to each of Messrs. Petrello and Restrepo is calculated using a per share value equal to the average daily closing price of the Company’s shares on the NYSE on each of the twenty (20) trading days prior to the date of calculation. As a result, the contractually determined value may be higher or lower than the amount set forth in the Summary Compensation Table and other tables in this proxy statement, which for TSR Shares is determined using the Monte Carlo model using the assumptions detailed in the footnotes of our audited financial statements, and which for Performance Shares is determined using the closing price on the date of grant approval.

Mr. Petrello’s amount for 2016 includes the grant of maximum TSR Shares eligible to vest in 2019 and the grant of Performance Shares based on 2015 performance. The TSR Shares were granted on January 4, 2016. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $3,353,662. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000. Mr. Petrello achieved all of his 2015 performance criteria, and as a result the Compensation Committee agreed to grant him a Performance Share award for 2016

2017 Proxy Statement 51

valued at 2x target, or $7,000,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the date of determination, the Compensation Committee agreed to grant a Performance Share award of 1,083,591 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. Based on the closing price of our common stock on February 19, 2016, the value of the Performance Share award was $7,455,107, which is the amount reflected in the table. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $11,756,963. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders. Therefore, our shareholders have already approved this element of Mr. Petrello’s compensation.

Mr. Petrello’s amount for 2015 includes the grant of maximum TSR Shares eligible to vest in 2018, the grant of Performance Shares based on 2014 performance, and the equity portion of the special bonus received in connection with the completion of the merger of our Completion & Production Services business with C&J Energy Services, Inc. (the “Merger”). The TSR Shares were granted on January 1, 2015. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $3,787,224. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000. For Mr. Petrello’s 2015 Performance Share award, the grant was approved on February 20, 2015, and thus reflects a grant-date fair value of $5,201,428 based on the closing price of our shares on that date. Had the grant been valued based on the closing price of our shares on each of the 20 calendar days preceding the date of grant approval, the Performance Share award would have been valued at $4,666,666. The remaining amount of $7,875,004 represents the grant-date fair value of the shares Mr. Petrello received as a special equity bonus in connection with the Merger.

Mr. Petrello’s amount for 2014 includes the grant of maximum TSR Shares eligible to vest in 2017, and the grant of Performance Shares based on 2013 performance. The TSR Shares were granted on January 1, 2014. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $3,356,826. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000. For Mr. Petrello’s 2014 Performance Share award, the grant was approved on February 21, 2014, and thus reflects a grant-date fair value of $7,970,842 based on the closing price of our shares on that date. Had the grant been valued based on the closing price of our shares on each of the 20 calendar days preceding the date of grant approval, the Performance Share award would have been valued at $6,460,000.

Mr. Restrepo’s amount for 2016 includes the grant of maximum TSR Shares eligible to vest in 2019 and the grant of Performance Shares based on 2015 performance. The TSR Shares were granted on January 4, 2016. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $830,429. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as calculated in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000. Mr. Restrepo achieved all of his 2015 performance criteria, and as a result the Compensation Committee agreed to grant him a Performance Share award for 2016 valued at 2x target, or $1,300,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the date of determination, the Compensation Committee agreed to grant a Performance Share award of 201,238 shares to Mr. Restrepo based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. Based on the closing price of our common stock on February 19, 2016, the value of the Performance Share award was $1,384,517, which is the amount reflected in the table. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $2,183,432. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders. Therefore, our shareholders have already approved this element of Mr. Restrepo’s compensation.

52	2017 Proxy Statement

Mr. Restrepo’s amount for 2015 includes the grant of maximum TSR Shares eligible to vest in 2018, the grant of Performance Shares based on 2014 performance, and the equity portion of the special bonus received in connection with the completion of the Merger. The TSR Shares were granted on January 1, 2015. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $937,756. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000. For Mr. Restrepo’s 2015 Performance Share award, the grant was approved on February 20, 2015, and thus reflects a grant-date fair value of $724,483 based on the closing price of our shares on that date. Had the grant been valued based on the closing price of our shares on each of the 20 calendar days preceding the date of grant approval, the Performance Share award would have been valued at $650,000. The remaining amount of $874,997 represents the grant-date fair value of the shares Mr. Restrepo received as a special equity bonus in connection with the Merger.

Mr. Restrepo’s amount for 2014 includes the grant of maximum TSR Shares eligible to vest in 2017, and a one-time grant of restricted shares having a grant date value of $4,900,000 in connection with his initial hiring, which was necessary to incentivize Mr. Restrepo to leave his previous employer. The TSR Shares were granted on March 3, 2014. The grant-date fair value of the TSR Share award using the Monte Carlo model, and which is reflected in the table, was $1,153,128. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000.

(4)	The annual performance bonuses of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Components of Executive Compensation—How We Determine the Annual Performance Bonus” and “Compensation Discussion and Analysis—Other Executive Officers—Annual Performance Bonus.”

(5)	The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2016, above-market earnings represent the difference between the 6% interest rate earned under this plan and 3.99%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2013. Nonqualified deferred compensation activity for 2016 is detailed in the table under “2016 Nonqualified Deferred Compensation” below.

(6)	The amounts in the “All Other Compensation” column of this table consist of the following:

NAME	YEARS	INSURANCE BENEFITS(A)	CLUB MEMBERSHIP	IMPUTED LIFE INSURANCE(B)	AUTOMOBILE ALLOWANCE(C)	OTHER(D)	NQP COMPANY MATCH	401(K) COMPANY MATCH	TOTAL
Anthony G. Petrello Chairman of the Board, President and CEO	2016	0	26,044	10,209	0	1,283,060	0	6,625	1,325,938
	2015	0	25,046	10,208	0	1,293,736	0	13,216	1,342,206
	2014	0	20,215	7,420	0	1,393,617	0	10,400	1,431,652
William J. Restrepo CFO	2016	0	8,489	2,312	0	400,000	0	6,625	417,426
	2015	0	5,431	2,312	0	400,000	0	14,675	422,418
	2014	0	0	1,131	0	0	0	0	1,131
Mark D. Andrews Corporate Secretary	2016	0	0	0	0	87,659	0	0	87,659
	2015	0	0	0	0	88,042	0	0	88,042
	2014	0	0	0	0	86,674	0	0	86,674

(a)	The economic benefit related to a split-dollar life insurance arrangement was $35,961 for Mr. Petrello for 2016. These amounts were reimbursed to the Company during 2016. The benefit as projected on an actuarial basis was $814,953 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

2017 Proxy Statement 53

(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

(c)	In 2014, we eliminated Mr. Petrello’s automobile allowance in line with perquisite reductions across the Company.

(d)	For 2016, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $80,560. For 2015, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $93,736. For 2014, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $193,617.

The amount in this column for Mr. Restrepo in 2016 and 2015 includes contributions to the Executive Plan of $400,000, respectively. The amount in this column for Mr. Andrews for each of 2016, 2015 and 2014 includes a housing allowance of $48,000, $49,846 and $48,000, respectively, as well as reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

2016 GRANTS OF PLAN-BASED AWARDS

The table below shows information about plan-based awards, including possible payouts for performance bonuses under the Incentive Plan, TSR Shares, and Performance Shares, in each case as granted during the year ended December 31, 2016.

NAME	GRANT DATE	APPROVAL DATE(1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(4)			ALL OTHER STOCK AWARDS NUMBER OF SHARES OF STOCK(5) (#)	GRANT-DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Anthony G. Petrello			262,500	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/4/2016		N/A	N/A	N/A	150,172	300,343	600,686	N/A	N/A	N/A	N/A	3,353,662
	6/7/2016	2/19/2017	N/A	N/A	N/A	N/A	N/A	N/A	270,898	541,796	1,083,591	N/A	7,455,107
William J. Restrepo			97,500	650,000	1,300,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/4/2016		N/A	N/A	N/A	37,186	74,371	148,741	N/A	N/A	N/A	N/A	830,429
	6/7/2016	2/19/2017	N/A	N/A	N/A	N/A	N/A	N/A	50,310	100,619	201,238	N/A	1,384,517
Mark D. Andrews			21,000	52,500	75,495	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/19/2016		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,901	75,000

(1)	Mr. Petrello and Mr. Restrepo each achieved all of his 2015 performance criteria, and as a result the Compensation Committee agreed to grant each of them a Performance Share award for 2016 valued at 2x target, or $7,000,000 for Mr. Petrello and $1,300,000 for Mr. Restrepo, calculated in accordance with the terms of their respective employment agreement. Thus, on February 19, 2016, the date of determination, the Compensation Committee agreed to grant Performance Share awards of 1,083,591 shares and 201,238 shares to Mr. Petrello and Mr. Restrepo, respectively, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The shares were not formally granted until June 7, 2016, following shareholder approval of the 2016 Stock Plan.

(2)	Amounts represent a range of possible payouts for performance bonuses under the Incentive Plan. As described under “Compensation Discussion and Analysis” above, the Compensation Committee sets target

54	2017 Proxy Statement

performance bonus amounts at the beginning of the fiscal year under our Incentive Plan. Possible performance bonus payouts under the Incentive Plan are based on targets set by the Compensation Committee with respect to adjusted EBITDA and SG&A, with the former being weighted at 70% and the latter at 30%. If the threshold performance level for both adjusted EBITDA and SG&A is not achieved, no payout would be made. If the threshold amount for either adjusted EBITDA or SG&A, but not the other, is achieved, a payout would be made only with respect to the element achieved. The amount set forth in the “Threshold” column above represents the amount payable if the executive achieved the threshold performance level for SG&A, but not for adjusted EBITDA. If the threshold performance for both SG&A and adjusted EBITDA also were achieved, and amounts payable to Messrs. Petrello and Restrepo would be $1,120,000 and $416,000, respectively. The amount set forth in the “Target” column above represents the amount payable if the executive achieved the target performance for both SG&A and adjusted EBITDA. The amount set forth in the “Maximum” column above represents the amount payable if the executive achieved the maximum performance for both SG&A and adjusted EBITDA. If actual performance falls between target levels for either SG&A or adjusted EBITDA, the annual performance bonus is prorated. In addition, adjustments are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. The actual amounts paid for fiscal year 2016 are set forth above in the “2016 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(3)	Pursuant to Messrs. Petrello and Restrepo’s employment agreements, these TSR Shares are eligible to vest in 2019 based upon the Company’s relative share performance measured over 2016-2018.

(4)	Amounts represent the threshold, target and maximum payouts for Performance Shares granted to each of Messrs. Petrello and Restrepo. The Performance Shares earned by Messrs. Petrello and Restrepo in February 2016 pursuant to their respective employment agreements were based upon the achievement of certain objectives for the 2015 year and were granted in June 2016. Mr. Petrello received 1,083,591 restricted shares scheduled to vest in three (3) equal annual installments beginning on the first anniversary of the date of the award. Mr. Restrepo received 201,238 restricted shares scheduled to vest ratably over a three-year period.

(5)	In February 2016, Mr. Andrews received 10,901 restricted shares relating to 2015 performance, which are scheduled to vest ratably over a four-year period.

2016 OPTION EXERCISES AND SHARES VESTED

The following table shows stock options exercised by the named executive officers and restricted share awards vested during 2016.

NAME	OPTION AWARDS		SHARE AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)
Anthony G. Petrello(1)	0	0	851,695	6,977,321
William J. Restrepo	0	0	90,772	1,210,780
Mark D. Andrews	0	0	3,792	26,089

(1)	Mr. Petrello’s share awards include TSR Shares earned for the three-year performance cycle that ended on December 31, 2015. The Company’s TSR performance relative to our Performance Peer Group for Performance Shares granted in 2013 ranked at 8, or at Target, and resulted in a multiplier of 100% being applied to the target grant of TSR Shares. In February 2016, 176,967 shares of the TSR Shares granted in 2013 vested following a determination by the Compensation Committee. The remaining 176,966 shares were forfeited.

(2)	Messrs. Petrello and Restrepo tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, each officer received fewer shares than shown in the table.

2017 Proxy Statement 55

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2016. The amounts reflected as market value are based on the closing price of our common shares of $16.40 on December 30, 2016 as reported on the NYSE.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS MARKET OR PAYOUT VALUE OF UNEARNED SHARES THAT HAVE NOT VESTED ($)
Anthony G.Petrello(1)	1,698,427	0	$9.87	2/25/2019
	1,726	0	$20.90	9/30/2019
	750,000	0	$16.36	8/22/2021
					153,890	2,523,796	N/A	N/A
					120,771	1,980,644	N/A	N/A
					349,068	5,724,715	N/A	N/A
					1,083,591	17,770,892	N/A	N/A
					N/A	N/A	189,123	3,101,607
					N/A	N/A	327,579	5,372,296
					N/A	N/A	600,686	9,851,250
William J. Restrepo(2)					35,723	585,857	N/A	N/A
					38,785	636,074	N/A	N/A
					201,238	3,300,303	N/A	N/A
					53,518	877,695	N/A	N/A
					N/A	N/A	48,208	790,611
					N/A	N/A	81,115	1,330,286
					N/A	N/A	148,741	2,439,352
Mark D. Andrews(3)	3,397	0	$9.87	2/25/2019
	2,746	0	$9.18	3/10/2019
					10,901	178,776	N/A	N/A
					4,161	68,240	N/A	N/A
					994	16,302	N/A	N/A
					1,705	27,962	N/A	N/A

(1)	Mr. Petrello’s restricted shares are scheduled to vest as follows: 76,945 shares vested on 2/20/17; 120,771 shares vested on 2/21/17; 174,534 shares vested on 4/24/17; 361,197 shares vest on 6/7/17; 76,945 shares vest on 2/20/18; 174,534 shares vest on 4/24/18; 361,197 shares vest on 6/7/18; and 361,197 shares vest on 6/7/19. Based upon the Company’s TSR performance relative to our Performance Peer Group for Performance Shares granted in 2015, the number of shares that would vest exceeds target, but is less than maximum, and for Performance Shares granted in 2016, the number of shares that would vest is at maximum. These shares are not scheduled to vest until after the performance cycle ending 12/31/17 and 12/31/18, respectively. On 2/17/17, 189,123 of the 315,204 TSR Shares granted in 2014 for the performance cycle beginning January 1, 2014 vested following a determination by the Compensation Committee. The remaining 126,081 shares were forfeited.

(2)	Mr. Restrepo’s restricted shares are scheduled to vest as follows: 17,861 shares vested on 2/20/17; 19,392 shares vested on 4/24/17; 67,079 shares vest on 6/7/17; 53,518 shares vest on 12/31/17; 17,862 shares vest on 2/20/18; 19,393 shares vest on 4/24/18; 67,080 vest on 6/7/18; and 67,079 vest on 6/7/19. Based upon the Company’s TSR performance relative to our Performance Peer Group for Performance Shares granted in 2015, the number of shares that would vest exceeds target, but is less than maximum, and for Performance Shares granted in 2016, the number of shares that would vest is at maximum. These shares are not scheduled to vest until after the performance cycle ending 12/31/17 and 12/31/18, respectively. On 2/17/17, 48,209 shares of the TSR Shares granted in 2014 vested following a determination by the Compensation Committee. The remaining 32,137 shares were forfeited.

(3)	Mr. Andrews’ restricted shares are scheduled to vest as follows: 2,725 shares vested on 2/19/17; 1,387 shares vested on 2/20/17; 1,846 shares vested on 2/21/17; 2,725 shares vest on 2/19/18; 1,387 shares vest on 2/20/18; 853 shares vest on 2/21/18; 2,725 shares vest on 2/19/19; 1,387 shares vest on 2/20/19; and 2,726 shares vest on 2/19/20.

56	2017 Proxy Statement

2016 NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

Our Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual performance bonus and, through 2016, to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Executive Plan

Under our Executive Plan, we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Messrs. Petrello and Restrepo have elected to participate in this fund, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2016.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(3)	AGGREGATE WITHDRAWAL/ DISTRIBUTION ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(4)
Anthony G. Petrello	0	1,200,000	712,713	118,102	10,480,206
William J. Restrepo	0	400,000	45,691	0	863,911
Mark D. Andrews	0	0	0	0	0

(1)	The amounts shown reflect contributions to the Deferred Compensation Plan.

(2)	The amounts shown reflect contributions to the Executive Plan. These amounts are included in the “All Other Compensation” column of the “2016 Summary Compensation Table” above.

(3)	The amount shown reflects earnings in the Executive Plan. The portion of these amounts representing above-market earnings is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2016 Summary Compensation Table” above.

(4)	All amounts reflect balances in the Executive Plan. Mr. Andrews did not participate in either of our nonqualified deferred compensation plans in 2016.

2017 Proxy Statement 57

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential payments to executive officers on December 31, 2016 for termination upon a change in control, termination without cause or constructive termination without cause (as defined in the respective employment agreement). The amounts shown assume the termination was effective on December 31, 2016, and the stock award amounts reflected are based on the closing price of our common shares of $16.40 on December 30, 2016 as reported on the NYSE. In addition to the amounts set forth below, in the event of death, disability or termination without cause, Messrs. Petrello and Restrepo would each have the right to a distribution of his account balance under the Executive Plan, as described above under “Compensation Discussion and Analysis—Retirement Benefits”.

NAME	CASH SEVERANCE(1)	OPTION AWARDS(2)	STOCK AWARDS(3)	RETIREMENT AND SAVINGS PLAN CONTRIBUTIONS	WELFARE BENEFITS(4)	TAX GROSS-UPS	OTHER(5)	TOTAL
Anthony G. Petrello	9,975,868	0	46,091,876	0	228,586	0	200,770	56,497,100
William J. Restrepo	3,728,566	0	8,165,298	0	26,516	0	0	11,920,380
Mark D. Andrews	0	0	0	0	0	0	0	0

(1)	Pursuant to their employment agreements, Messrs. Petrello and Restrepo would each have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change of control, 2.99x the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination.

(2)	Mr. Petrello would be entitled to exercise options following termination for the remaining life of the respective awards. The value of Mr. Petrello’s option awards, all of which are vested, are set forth above in the “2016 Outstanding Equity Awards at Fiscal Year End” table.

(3)	Pursuant to their employment agreements, in the event of a termination without cause or constructive termination without cause, including in connection with a change of control, any of their then outstanding unvested stock options, unvested restricted stock and any other equity compensation awards shall become vested, TSR Shares previously granted would be deemed earned at target, and, for Mr. Petrello only, Performance Shares for the year of termination would be deemed earned at maximum levels. In addition, earned Performance Shares would immediately vest.

(4)	Amount for Mr. Petrello represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his wife, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 23 years as of December 31, 2016. Amount for Mr. Restrepo represents the cost of continuing medical, vision, dental and life insurance benefits for three years following his termination, at 2016 costs.

(5)	Represents (i) an estimated value of $122,638 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $78,132 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2016 cost.

58	2017 Proxy Statement

COMPANY PROPOSALS (ITEMS 3-4)

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As described above in detail under “Compensation Discussion and Analysis,” we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

We are aware of the concerns that have been expressed by our shareholders in the past with respect to certain elements of our executive compensation programs. We have, over the years, taken diligent steps to understand and address those concerns. To that end, we continue to provide a program of cash and equity-based awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors and use equity-based awards to align executives’ interests with those of other shareholders.

Since 2011, we have significantly updated our compensation practices, including restructuring executive compensation to better align with business performance, including the following actions over the last three years:

2014

•     Adopted a policy limiting severance payments to 2.99 times the sum of our CEO and CFO’s average base salary and bonus for the 3 years prior to termination.

•     Eliminated the CEO’s automobile allowance and reduced perquisites generally across the Company.

2015

•     Reduced by 10% the annual base salaries of our executive officers, effective January 1, 2015 through June 30, 2016 in response to the decline in industry conditions.

•     Rescheduled the annual grant of restricted share awards to nonemployee directors to occur shortly after the annual general meeting of shareholders, ensuring that such awards are granted only to directors for the current year and not any directors who are retiring or otherwise not continuing in service.

2016	• Extended the salary reduction a further 6 months through to December 31, 2016. • Reevaluated the composition of our peer group in light of changes in our business and the industry.

Shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. We note that the 2015 Performance Share Awards were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders. Because Say-on-Pay votes do not reveal shareholders’ specific concerns, following last year’s vote, our Lead Director, other directors and certain members of management engaged in dialogue with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

2017 Proxy Statement 59

SHAREHOLDER CONCERN	COMPANY RESPONSE
Composition of Peer Group

•     Engaged in comprehensive review of peer groups with our independent compensation consultant.

•     Eliminated exploration and production companies from our peer group.

•     Added more competitors to our peer group, as well large oilfield services companies with whom we compete for talent.

•     Decreased median size (based on enterprise value) and CEO compensation of the companies in our peer groups.

Rationale for Dual Peer Group Unclear	• Reverted to single peer group beginning in 2016.
Limited Transparency Regarding Performance Metrics For Prior Year

•     Provided more detailed disclosure on executive performance goals, together with greater visibility to targets and thresholds.

•     Clarified link between performance goals and Company’s long-term strategy in this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation, but to advise the Board (including the Compensation Committee) on shareholders’ views of our overall executive compensation as described herein. While the vote on executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER “SAY-ON-PAY” VOTES (“SAY-WHEN-ON-PAY”)

As required by Section 14A of the Exchange Act, shareholders are also invited to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should seek the Say-on-Pay vote described in Item 3 above. Shareholders may indicate whether they would prefer that we conduct future Say-on-Pay votes once every one, two or three years. Shareholders may also abstain from casting a vote on this proposal.

Our last Say-When-on-Pay vote was conducted at the 2011 Annual General Meeting, at which time our shareholders recommended that we conduct future Say-on-Pay votes every year. Our Board approved this recommendation. Though we currently hold our Say-on-Pay votes every year, we continue to believe there are valid arguments regarding the relative benefits of both annual and less frequent Say-on Pay-votes. However, after considering input from shareholders, the preference evident from voting results at other companies similar in size to ours, and practical commentary that has become widely available with respect to the Say-When-on-Pay vote since its implementation, the Board determined that it was appropriate to recommend that the Say-on-Pay vote continue to be held each year.

As noted, this vote is advisory only, but the Board and the Compensation Committee will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation. The Board

60	2017 Proxy Statement

may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION

SHAREHOLDER PROPOSAL (ITEM 5)

ITEM 5: SHAREHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYE-LAW

The following shareholder proposal has been submitted to the Company for action by the New York City Employees’ Retirement System, The New York City Fire Department Pension Fund, The New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Board of Education Retirement System, along with additional co-sponsors, the beneficial owners of more than $2,000 in market value of the Company’s stock, One Centre Street, 8th Floor North, New York, NY 10007-2341. Further information about the sponsors of this proposal will be provided upon request. The vote on this proposal is advisory and non-binding. Our Board recommends that you vote “Against” this Proposal. The text of the proposal follows:

RESOLVED: Shareholders of Nabors Industries Ltd. (the “Company”) ask the board of directors (the “Board”) to take the steps necessary to adopt a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

2017 Proxy Statement 61

SUPPORTING STATEMENT

We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 CFA Institute study concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed terms mirror those in vacated SEC Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from companies and investors, determined that those terms struck the proper balance of providing shareholders with viable proxy access while containing appropriate safeguards.

This proposal received the majority of votes cast at Nabors’ five previous annual meetings. Rather than enact the requested bylaw, the Board instead adopted a far more limited proxy access “policy” requiring 5% ownership, among other restrictions.

In contrast, more than 300 companies have enacted bylaws with similar terms since 2014.

BOARD’S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 5

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL. Nabors already provides proxy access to its shareholders. Indeed, we were one of the first public companies to adopt proxy access in 2014 when the Governance and Nominating Committee adopted a revised “Policy Regarding Director Candidates Recommended by Shareholders” (our “Proxy Access Policy”).

Our Proxy Access Policy provides that a single shareholder may nominate a single director candidate for inclusion in the Company’s proxy materials if the shareholder has continuously owned five percent or more of the Company’s outstanding common shares for at least three years commencing on or after June 3, 2014 and meets certain procedural requirements. Our policy tracks the proposal in all respects, except for the threshold of continuous five percent share ownership required to obtain proxy access and the unlimited aggregation of shares permitted to reach such threshold.

In mid-2015, the Company became a member of the Russell 3000® index, where the overwhelming majority of companies do not have a proxy access policy. As of December 31, 2016, only 1 company in the Company’s Peer Group had adopted a proxy access policy akin to the proposed policy, and it was adopted only in September 2016, well after the adoption of our Proxy Access Policy.

PEER GROUP MEMBERS WHO HAVE ADOPTED PROXY ACCESS POLICIES AS OF DECEMBER 31, 2016

PEER GROUP MEMBER	NO	YES	ADOPTION DATE
NABORS INDUSTRIES LTD.		✓	June 3, 2014
ATWOOD OCEANIC’S, INC.	X
BAKER HUGHES INCORPORATED	X
DIAMOND OFFSHORE DRILLING, INC.	X
ENSCO PLC	X
TECHNIPFMC PLC	X
HALLIBURTON COMPANY		✓	Sept. 14, 2016
HELMERICH & PAYNE, INC.	X
NATIONAL-OILWELL VARCO, INC.	X
NOBLE CORPORATION PLC	X
PATTERSON-UTI ENERGY, INC.	X
ROWAN COMPANIES PLC	X
SCHLUMBERGER LIMITED	X
SUPERIOR ENERGY SERVICES, INC.	X
TRANSOCEAN LTD.	X
WEATHERFORD INTERNATIONAL PLC	X

62	2017 Proxy Statement

In late 2015 and late 2016, the Governance and Nominating Committee considered lowering the ownership threshold for our Proxy Access Policy and allowing multiple shareholders to aggregate shares. On both occasions, upon the recommendation of the Governance and Nominating Committee, the Board determined that the Company’s existing Proxy Access Policy is appropriate.

While S&P 500® companies tend to have lower ownership thresholds for proxy access than Russell 3000® companies who are not also in the S&P 500®, the reason for these differences seems clear—market capitalization. At the time of the Board’s initial review in late 2015, the 46 companies in the S&P 500® who had adopted proxy access had an average market capitalization of $65.2 billion, with the two lowest at $8 billion and $4.6 billion. At a three-percent threshold, the average investment required for proxy access would be nearly $2 billion, with the two lowest at $240 million and $138 million, respectively.

At the time of the Board’s second review in late 2016, the 246 companies in the S&P 500® who had adopted proxy access had an average market capitalization of $57.7 billion, with the two lowest at $3.90 billion and $2.69 billion. At a three-percent threshold, the average investment required for proxy access would be over $1.73 billion, with the two lowest at $117.7 million and $91.8 million, respectively.

By definition, the market capitalization of Russell 3000® companies is significantly lower. Only 3.1% of Russell 3000® companies had adopted proxy access as of December 31, 2016, with an average market capitalization of $4.17 billion and the lowest at $231 million. Comparing three-percent and five-percent thresholds, the average investment required for proxy access at these Russell 3000® companies would be just over $125 million and $208 million, respectively, both below all but the lowest in the S&P 500®. At the Company’s market capitalization on the record date of $3.91 billion, a three-percent threshold would require ownership of only $117.25 million to allow proxy access, whereas a five-percent threshold requires ownership of $195.41 million. The Company’s current threshold of five percent still provides proxy access at a level approximating even the lowest in the S&P 500®.

It is worth noting that, in adopting the Proxy Access Policy with a 5% ownership threshold in 2014, the Board balanced strong shareholder interest in proxy access with the transparency and accountability that comes from setting the threshold equivalent to the SEC’s threshold for public disclosure of ownership. This threshold still provides to long-term shareholders the meaningful voice in director elections that the proponent advocates. The U.S. Chamber of Commerce supports this very company-specific approach saying, “we believe any company that chooses to formulate a proxy access bylaw should do so only after giving due regard to the individual composition and unique needs of its own shareholder base, and to tailor such a bylaw accordingly. We reject the ‘one-size-fits-all’ approach to corporate governance that the proponents’ proposal embodies.”

To protect the interests of all shareholders and not grant a small group of investors special consideration, we believe a 5% threshold is most appropriate. Relative to the overall size of the Company’s market capitalization and the current shareholder base, the Board believes a 3% share ownership threshold would create potential for investors with special interests to have outsized influence. The Board believes it is not in the best interest of all the shareholders to provide a proxy access threshold that would allow special-interest shareholders to advance their

2017 Proxy Statement	63

own specific agenda without regard to the best interests of the Company or its shareholders, including using the Company’s proxy materials to publicize and campaign for positions that might not be shared by holders of a majority, or even a significant portion, of the Company’s shares.

The Board also considered the fact that shareholders have other effective means of influencing the director nomination process. In fact, one of the seven director nominees for election at the meeting, Mr. Skattum, was originally appointed in 2014 at the suggestion of our then-largest shareholder. The Governance and Nominating Committee, which is comprised entirely of independent directors and has the responsibility to identify and nominate qualified director candidates to serve on our Board, has in place a procedure for individuals to recommend director candidates, which is described above under “Corporate Governance—Overview of Key Governance Topics—Shareholder Nominations and Proxy Access Policy.”

This procedure gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Governance and Nominating Committee without any minimum share ownership requirement. Notably, the proponents do not allege that any director candidate proposed by any shareholder has ever failed to receive due consideration. Rather, the Company has demonstrated its willingness to engage with shareholders regarding proposed director nominees.

The proponents of the shareholder proposal erroneously state that it received a majority of votes cast at the Company’s five previous annual meetings, but in fact the same shareholder proposal failed twice in the past five years. The proposal failed at the 2013 annual general meeting of shareholders, but our Proxy Access Policy was adopted in response, following extensive dialogue with one of the prior proponents of the proxy access proposal.

Notwithstanding our existing policies on proxy access and shareholder nominations, the proponents continue to allege that the Board has been unresponsive to shareholder concerns. The arguments they make are stale, having already been addressed by the Board through the adoption and review of the Company’s Proxy Access Policy. Far from being unresponsive, the Board has made significant progress to strengthen its corporate governance as well as compensation practices in direct response to shareholder concerns. Additionally, the Board has refreshed so that the average tenure for our independent director nominees is 4 years. Also in response to our shareholders, the Board has nominated a new director, Ms. Tanya S. Beder, to bring a fresh perspective and greater diversity to the Board, as well as a wealth of relevant experience and expertise.

The Board and management have not only engaged in extensive dialogue with several of our significant shareholders, but have taken a number of steps, including overhauling the Company’s executive compensation structure and eliminating the staggered board, to directly respond to shareholder concerns. In response to shareholder concerns raised previously and in discussions with the Lead Director and others, the Board has adopted the following changes to our corporate governance practices effective in 2016:

●	Extended until December 31, 2016, the 10% reduction in the annual base salaries of our CEO, CFO and senior management and all cash retainers for Board members;

●	Reviewed and revised our peer group against which our Compensation Committee evaluates certain components of our executive compensation to better align with changes in our business and industry;

●	Published the Company’s 2015 Corporate Sustainability Report, a practice initiated in 2015 in direct response to shareholder proposals, demonstrating our commitment to enhanced disclosure on environmental, social and governance practices;

●	Performed a review of the Company’s Proxy Access Policy in proactive response to the results of last year’s annual general meeting of shareholders and ongoing dialogue with certain shareholders; and

●	Continued comprehensive development and succession planning to ensure long-term stability in the Company’s key management positions.

The Board believes that the proponents’ concerns about shareholder nomination of directors are more than adequately addressed by the Company’s current policies and that the Company’s Proxy Access Policy is already in line with those of other companies with proxy access on the Russell 3000® index.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5

64	2017 Proxy Statement

ADDITIONAL INFORMATION

SHAREHOLDER MATTERS

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

2017 SHAREHOLDER PROPOSALS

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2018 annual general meeting of shareholders must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 28, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Bye-laws, in order to be properly brought before the 2018 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on notice of meeting at the beginning of this Proxy Statement or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s meeting (provided, however, that if the 2017 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 8, 2018 and no later than April 7, 2018.

OTHER MATTERS

Other than the presentation of the annual audited financial statements for the Company’s 2016 fiscal year, the Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews Corporate Secretary

Dated: April 27, 2017

2017 Proxy Statement	65

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

2016
(in thousands )
Operating revenues:
Drilling & Rig Services:
U.S.	$554,072
Canada	51,472
International	1,508,890
Rig Services	215,710
Subtotal Drilling & Rig Services	2,330,144
Completion & Production Services:
Completion Services	—
Production Services	—
Subtotal Completion & Production Services	—
Other reconciling items	(102,305)
Total operating revenues	2,227,839

Adjusted EBITDA:
Drilling & Rig Services:
U.S.	$190,657
Canada	5,325
International	576,049
Rig Services	(15,334)
Subtotal Drilling & Rig Services	756,697
Completion & Production Services:
Completion Services	—
Production Services	—
Subtotal Completion & Production Services	—
Other reconciling items	(134,377)
Total adjusted EBITDA	$622,320

Reconciliation of non-GAAP measures to GAAP:
Adjusted EBITDA	$622,320
Depreciation and amortization	(871,631)
Operating income (loss)	(249,311)
Earnings (losses) from unconsolidated affiliates	(221,914)
Interest expense	(185,360)
Investment income (loss)	1,183
Impairments and other charges	(505,164)
Other, net	(37,509)
Income (loss) from continuing operations before income taxes	$(1,198,075)

Income tax expense (benefit)	(186,831)
Income (loss) from continuing operations, net of tax	(1,011,244)
Income (loss) from discontinued operations, net of tax	(18,363)
Net income (loss)	(1,029,607)
Less: Net (income) loss attributable to noncontrolling interest	(135)
Net income (loss) attributable to Nabors	$(1,029,742)

2017 Proxy Statement	A-1

Crown House

Second Floor

4 Par-la-Ville Road

Hamilton, Bermuda HM 08

W  W  W  .  N  A  B  O  R  S  .  C  O  M

NABORS INDUSTRIES LTD. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E22586-P87059	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NABORS INDUSTRIES LTD.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	ELECTION OF DIRECTORS

Nominees:

	01) Tanya S. Beder	05) Anthony G. Petrello
	02) James R. Crane	06) Dag Skattum
	03) John P. Kotts	07) John Yearwood
04) Michael C. Linn

The Board of Directors recommends you vote FOR proposals 2 and 3 and ONE YEAR for proposal 4.			For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

2.	Proposal to appoint PricewaterhouseCoopers LLP as independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.		☐	☐	☐	5. Nonbinding shareholder proposal regarding adopting a proxy access bylaw, if properly presented by the shareholder proponents.		☐	☐	☐

3.	Nonbinding advisory Say-on-Pay vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.		☐	☐	☐	NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1, FOR proposals 2 and 3, ONE YEAR for proposal 4 and AGAINST proposal 5. If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

		1 Year	2 Years	3 Years	Abstain
4.	Nonbinding advisory vote to recommend the frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in fill corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22587-P87059

NABORS INDUSTRIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Time on June 6, 2017, at Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, ONE YEAR FOR PROPOSAL 4 AND AGAINST PROPOSAL 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

V.1.1